UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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14a-101)
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FINANCIAL INSTITUTIONS, INC.
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Financial Institutions, Inc.

2024

Proxy Statement

Focused on what matters.

FROM OUR INDEPENDENT BOARD CHAIR

FELLOW SHAREHOLDERS:

On behalf of the Board of Directors of Financial Institutions, Inc., thank you for your interest and investment in our Company.

Our Board and executive management team remain committed to leveraging our proven operating model and strategic framework to grow our diverse franchise, strengthen our business and deliver on our responsibility to drive long-term value for you, our shareholders. During my tenure as a director of this Company, we have persevered through several challenging operating environments. I remain very confident in our ability to weather the current economic cycle by continuing to focus on delivering meaningful customer experiences, prioritizing safety and soundness, and engaging in sustainable business practices.

Our directors bring diverse expertise to the Board. They represent an array of different industries and backgrounds that are highly valuable to the Board.

Over 45% of our independent directors reflect gender or ethnic diversity, and four of the Board’s six committees are led by women or an ethnically diverse director.

Our Executive Management Committee (“EMC”) is similarly experienced and diverse. With an average of 20 years of experience in the financial services industry, including President and CEO Marty Birmingham’s expansive 35-year career in banking, our executives bring deep financial industry expertise to their roles. Our executive team is focused on driving greater operational efficiency, enhancing our brand strategy, ensuring risk management excellence, and maintaining our disciplined and consistent focus on talent development. Two of the seven EMC members reporting to our CEO are women and we continue to prioritize fostering a diverse and inclusive culture across the entire Company.

Engagement with shareholders continues to be very important to us. We proactively engage with our shareholders through conferences, virtual and in-person meetings, and publicly available quarterly investor calls. We invite you to read our 2024 Proxy Statement and encourage you to vote online to ensure that you are represented at our annual meeting.

The coming year will, undoubtably, bring new challenges. But we believe that our continued focus on delivering exceptional customer experiences, while embracing technology and innovation, will drive our future success and deliver long-term value to our shareholders.

Thank you once again for your support of our Company.

Sincerely,

Susan R. Holliday

Chair of the Board

April 12, 2024

Financial Institutions, Inc.

FROM OUR CEO

FELLOW SHAREHOLDERS:

In 2023, amid the incredible pressures put on the banking industry, your Company was successful in defending deposits, growing relationships with new and existing customers, strengthening liquidity and capital and positioning itself for the future. We broadened Five Star Bank’s geographic reach through a new commercial loan office in Syracuse, NY serving the Central New York region. We merged our wealth management subsidiaries, thereby enhancing the size and scale of Courier Capital, LLC into one of the largest registered investment advisory firms in Western New York. In addition, we realigned key areas of our organization and made changes to our executive leadership team that strengthen our ability to execute our long-term strategy.

Throughout this, we remained active and engaged in the communities we serve. Our 2023 Community Report highlights many of the ways we support our communities, including through grants, financial literacy education and volunteerism, while our 2024 Corporate Sustainability Report provides detail on our sustainable business practices.

We cordially invite you to our 2024 Annual Meeting of Shareholders on Wednesday, June 5, 2024, at 10:00 am, Eastern Time. The meeting will be held in virtual format through a live webcast, accessible at www.virtualshareholdermeeting.com/FISI2024.

You will be asked to vote on several items including the election of directors, compensation of our named executive officers (the say-on-pay vote), the frequency of such compensation votes, and the ratification of the appointment of RSM US LLP to serve as our independent registered public accounting firm for 2024. Your vote is important, and we encourage you to read the proxy statement and vote your shares as promptly as possible. Proxy materials are again being provided in a virtual format this year, expediting delivery to shareholders, lowering expenses and reducing the environmental impact of our meeting.

Information on how to attend the annual meeting, vote and submit questions is provided in the attached notice of annual meeting.

On behalf of the Company’s executive and senior leadership team, I thank you for your continued support of and investment in Financial Institutions, Inc.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 12, 2024

Financial Institutions, Inc.

Financial Institutions, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future results or events and include, among others:

•

statements with respect to the beliefs, plans, objectives, and expectations regarding the Environmental-Social-Governance (“ESG”) initiatives and goals of Financial Institutions, Inc. (“FII”) and its subsidiaries (collectively the “Company”); and

•	statements preceded by, followed by or that include the words “aim,” “believe,” “commit,” “goal,” “intend,” “plan,” “potential,” “strive,” or similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are not guarantees of future results, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this Proxy Statement. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in the Company’s most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”).

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

2024 Proxy Statement	1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2024 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 76.

Meeting Date:	June 5, 2024

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2024

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 10, 2024

To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/FISI2024 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect four directors nominated by the Board of Directors (the “Board”) to serve until the 2027 Annual Meeting.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2024.

5.	To transact such other business as may properly come before the Annual Meeting.

Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 10, 2024, or their legal proxy holders, are entitled to vote at our Annual Meeting.

YOUR VOTE IS IMPORTANT – HOW TO VOTE:

By Internet	By Phone	By Mail	During the Meeting

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail	You will need the control number that appears on your proxy card or notice to vote during the virtual meeting.

For more information on how to vote your shares, please refer to “Voting Matters” on page 76.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via the Internet instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

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NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Beginning on April 12, 2024, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Samuel J. Burruano Jr.

Chief Legal Officer and Corporate Secretary

Warsaw, New York

April 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, June 5, 2024: this proxy statement and the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxydocs.com/FISI and on our website www.FISI-Investors.com.

2024 Proxy Statement	3

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

FII is the parent company for Five Star Bank, SDN Insurance Agency, LLC, and Courier Capital, LLC, which we collectively refer to in the proxy statement as the “Company,” “we,” “our” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.” We refer to our combined workforce as “Five Star.”

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees, stock ownership requirements, our codes of conduct and ethics, and ESG Program, are available on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Information available on our website is not a part of, and is not incorporated into, this proxy statement.

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and CEO are separated. The Board believes that separating these two positions allows each person to focus on their individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus attention on the day-to-day operations and performance of the Company and work to implement our long-term, Board-approved strategic plan. At the same time, our non-executive Chair of the Board can focus attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members and providing insight and guidance to our CEO through regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight of the prudent management of risk and ensures strategic objectives are aligned with our risk appetite. The Board approves our Risk Appetite Statement, Enterprise Risk Management (“ERM”) Program, Fair Lending Policy and Program, CRA Policy and Program, BSA-AML Policy and Program, Codes of Conduct and Ethics, Compliance Management Program and Policy, Information Security Program and Framework, and Risk Management Policy and approves updates to each annually to ensure that our risk framework remains relevant and current to address evolving external and internal risks. Our Board committees have subject matter expertise and conduct primary oversight of certain risks that may affect us. The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, market, strategic, operational, compliance (including Fair and Responsible Banking and Community Reinvestment Act), legal, ESG, physical security, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee oversees disclosure of financial risks, including those that could arise from our accounting and financial reporting processes. The Board’s Management Development and Compensation (“MD&C”) Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee actively participates in an ongoing review of our management succession plan, including discussion regarding the Company’s leadership team with a focus on key positions at the senior and executive officer levels. This planning and recurring oversight reflects our strong commitment to recruiting, developing and retaining highly qualified senior and executive leaders, and our support for employee development and internal succession opportunities. Succession planning provides our organization alternatives in the event of both planned and unplanned succession needs.

Board of Director succession planning is overseen by the Board’s Nominating and Governance (“Board’s Governance”) Committee and is further described on page 25.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics and in a variety of ways throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Members of our executive team, including our CEO

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CORPORATE GOVERNANCE AND BOARD MATTERS

and Chief Financial Officer (“CFO”), regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication. When shareholders are likely to have questions relevant to their areas of focus, other members of our executive management team, which may include our Chief Legal Officer and Corporate Secretary (governance, ESG, risk) and Chief Human Resources Officer (DEI, executive compensation, human capital), participate in these communications. Topics discussed at these meetings are shared with our Board and our Board Chair is made available for meetings when requested by shareholders, reflecting the Board’s commitment to shareholder engagement.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding corporate governance, financial performance, executive compensation and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2024, included 24 of our largest shareholders representing 48% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and its committees and is reflected in adjustments to our policies and practices.

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with abstentions and broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the Board’s Governance Committee will evaluate what is in the best interests of the Company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for re-nomination in the future. Within 90 days of the Annual Meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate strong commitment to our Company and sound corporate governance, members of our Board and Executive Management Committee (“EMC”) (members identified by footnote 1 to Executive Officers listing on page 71) must comply with the Director and Executive Stock Ownership Requirements (“Stock Requirements”) approved by our Board. Annually, the Governance and MD&C Committees review the Stock Requirements for participant compliance of Directors and EMC members, respectively, and make recommended changes to the Board to ensure they remain current and reflective of industry practices and investor expectations. Stock Requirements were increased in 2021 for the EMC and in 2022 for the Board. Current Stock Requirements are set forth below:

Position	Required Ownership

President and CEO	3x Annual Base Salary

Executive Vice Presidents	1.5x Annual Base Salary

Other Members of EMC	1x Annual Base Salary

Non-employee Directors	3x Annual Cash Retainer

2024 Proxy Statement	5

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors further amended the Director and EMC Executive Stock Ownership requirements on June 21, 2023, with two substantive changes. First, a 5-year time period to meet the requirement was eliminated. Second, the stock retention requirement was increased from 75% to 100% of shares owned. Directors and EMC members subject to these requirements must retain 100% of shares we issued to them or that they separately acquire until they fulfill the stock ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the EMC.

The amendments in 2023 were executed upon the MD&C Committee’s independent compensation consultant recommendation. The independent compensation consultant observed that the terms of the Company’s then-existing Stock Requirements placed the Company at a competitive disadvantage relative to recruiting and retaining executive talent, that Stock Requirements should not be set in a manner which requires executives to purchase significant amounts of stock in open market transactions and that given recent stock price volatility and deflated stock prices, many financial institutions eliminated time requirements. The independent compensation consultant also noted that the elimination of the time requirement that was previously in place would not adversely impact the Company’s goals and objectives relative to Inside Ownership.

Pursuant to the Stock Requirements, directors and EMC members are deemed the owner of shares they own outright, shares owned indirectly (e.g. by a spouse or a trust) if the Participant has a pecuniary interest in such shares, vested restricted stock or other vested stock-based awards (excluding options) granted under FII or Five Star Bank’s incentive plants or other equity compensation arrangements, unvested restricted stock/units subject only to time-based vesting requirements and shares of our stock held by the individual in the Company stock fund of our 401(k) plan. Unexercised options and unvested performance-contingent shares/units are not counted towards meeting the requirements. No directors or officers held any stock options as of December 31, 2023.

In 2023, all directors and EMC members met the Stock Requirements.

Clawback Provisions

In connection with the SEC’s and Nasdaq’s recently-approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted the Financial Institutions, Inc. Clawback Policy. If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation paid during the three completed fiscal years immediately preceding such restatement from the Company’s current and former Section 16 officers as set forth in this policy, provided that such individuals served as Section 16 officers at any time during the applicable performance period. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CODE OF ETHICS

Expectations for our directors, officers and employees are memorialized in our Code of Business Conduct and Ethics Policy (“Code of Ethics”) that is annually approved by our Board of Directors. The Code of Ethics is applicable to all employees and covers professional conduct, including conflicts of interest, safeguarding of confidential information, protecting company assets, anti-trust compliance, fair and responsible banking, financial responsibility, workplace safety and diversity and inclusion. New and existing employees (on an annual basis) are required to acknowledge receipt of and compliance with the Code of Ethics.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Additionally, we have a code of ethics for the CEO, CFO and senior financial officers that sets additional and heightened expectations for honest and ethical conduct and compliance with applicable laws, rules and regulations applicable to financial related matters (this code of ethics and the Code of Ethics collectively are referred to as “Ethics Codes”). Each applicable employee must annually review and affirm their intent to comply with the Ethics Codes.

Current versions of these codes may be viewed on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Exceptions or an amendment to any provision of the Ethics Codes must be approved by the Chief Compliance Officer and are reported to and ratified or approved by the Board. We intend to notify shareholders of any exceptions or amendments granted on our website at www.FISI-Investors.com. We did not grant any exceptions or approve any amendments during 2023 and our investor website includes the current versions of the Ethics Codes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the handling and oversight of related party transactions, as defined under Item 404(a) of SEC Regulation S-K. Our Chief Compliance Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Board’s Audit Committee to determine whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction is a related party transaction, the Committee decides whether to approve or decline the proposed transaction. In determining whether to approve a potential related party transaction, the Audit Committee considers regulatory requirements, whether the transaction is consistent with the Ethics Codes, and all other factors it deems appropriate using its business judgment.

During 2023, we were not a party to any transaction or series of transactions, and there is not any currently proposed transaction, in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2023, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the Company.

All loans to our directors and executive officers are subject to limitations contained in and made in compliance with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, 5% or greater shareholders and their affiliates in the future.

CORPORATE STRATEGY AND ENTERPRISE RISK MANAGEMENT

Our Board of Directors regularly reviews our strategy, the environment in which we operate and the progress we are making toward the goals we set. Our Board has established a three-year strategic plan that clearly defines strategic priorities and underlying business unit objectives. The Board reviews and approves updates to the three-year strategic plan annually to ensure that it remains current and relevant. The annual review process is robust with Directors assessing the strategic plan during a two-day offsite retreat, and Directors, the Board and its Executive Committee providing feedback through the Fall of each year until the updated plan is approved by the Board at the beginning of each year, with appropriate key performance indicators that are reviewed throughout the year.

We remain committed to an effective and efficient risk and control environment. Our three-year strategic plan is firmly linked to our Risk Appetite Statement and Enterprise Risk Management (“ERM”) Program which are similarly approved by the Board each year.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Consistent with our commitment to ownership, accountability and transparency, our strategic plan and ERM Program each have metrics (key-performance indicators/key risk indicators). The Board and its Executive Committee regularly track the status and progress of meeting strategic objectives, and the Board’s Risk Oversight Committee regularly oversees administration of the ERM Program and the level of the risk metrics set forth in it. The Board’s MD&C Committee tracks and evaluates executive performance against achievement of strategic initiatives while prudently managing associated risks.

Risk is an inherent part of our daily business and activities as a financial services institution. The Company’s success and reputation depend on effectively managing all risks it faces to the benefit of our shareholders, customers, and other stakeholders. We do this through robust and comprehensive risk management programs, underlying policies and controls, and the governance framework discussed earlier in which Management and Board Committees provide focused oversight over risk management. Our documented risk programs are updated at least annually and include the conduct of risk assessments and testing, complaint management with root cause analysis, the administration of appropriate training and Board oversight. The Company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks, and minimize potential adverse impact on operating performance and financial condition.

Based on the complex and continuously evolving cybersecurity threat landscape, we established, manage and continually enhance an enterprise-wide Information Security Program (“ISP”). The ISP is based on the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework (“CSF”). The CSF provides guidance for organizations to better manage and reduce cybersecurity risk while helping organizations understand, assess, prioritize and communicate cybersecurity risks and mitigation. The ISP encompasses critical management components such as risk management, asset management, access controls, cyber awareness training, data security, detection and response, incident response and business continuity. The ISP is designed and implemented to comply with or exceed regulatory control requirements. Multiple internal and independent third-party assessments and audits are conducted annually to ensure our compliance with its policies, controls and regulatory requirements. The execution of the ISP relies on our committed investment in people, processes and technology. We have invested in market-leading technology and award-winning security partners to execute key processes that minimize risk and ensure the confidentiality, integrity and availability of Company assets.

The Board is actively engaged in the oversight and prudent management of risk, including those relating to cybersecurity and regulatory compliance. A comprehensive program update is delivered to the Board annually by the Chief Information Security Officer (“CISO”). The Board annually reviews and approves the ISP and related Information Security policies to ensure alignment with the Company’s risk appetite and strategic defense amidst the evolving cybersecurity risk landscape.

Effective risk management, which is further supported by our Company-wide ERM framework, is a priority for the Company’s leadership. This framework facilitates thorough and frequent communication and the appropriate escalation of risk matters, integrating risk management into a comprehensive Company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the Company. Following a three-lines of defense model, the Company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling them to effectively challenge business leaders. The Company’s risk management and compliance functions are responsible for defining policies and frameworks for the management of risk across the Company.

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk-management culture that is incisive and knowledgeable and subject to ongoing review and enhancement.

Annually, our Board of Directors approves the ERM Program, and throughout the year, the Board’s Risk Oversight Committee oversees the performance and administration of it. Our incentive plans are reviewed by our Second Line of Defense before they are implemented. Our incentive plans are reviewed by our Chief Compliance and Chief Risk Officers before they are implemented and they certify that they do not encourage inappropriate risk-taking. The MD&C Committee reviews the Chief Risk Officer’s annual incentive plan report and certification, providing requisite Board oversight.

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CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence, Diversity and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the SEC and Nasdaq and has no relationship with the Company that would interfere with the exercise of his or her independent judgment. The Board and its Governance Committee have determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s Governance Committee is responsible for making recommendations to the Board relative to director succession and refresh, reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The Board’s Governance Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

Consistent with the Corporate Governance Guidelines, the Board’s Governance Committee selects nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences, and areas of expertise. When identifying Board candidates, consistent with our Corporate Governance Guidelines, the pool of candidates from which the Board’s Governance Committee recommends nominees will include female and racially/ethnically diverse candidates. Additionally, the Board’s Governance Committee will instruct any third-party search firm it engages to include female and racially/ethnically diverse candidates in such pool. The Board’s Governance Committee will identify, recommend, and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation, in addition to the qualities highlighted above. The Board seeks to balance the value that longevity of director service can bring to the Company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

BOARD DIVERSITY MATRIX (AS OF APRIL 12, 2024)

Total Number of Directors	12

	Female	Male

Part I: Gender Identity

Directors	3	9

Part II: Demographic Background

African American or Black	—	1

Hispanic or Latinx	—	1

White	3	7

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CORPORATE GOVERNANCE AND BOARD MATTERS

Diversity and Tenure of Our Directors

The Board’s strong commitment to diversity goes beyond Board membership and extends to Board leadership. Since 2016, four of the six new directors, or 67%, are gender or ethnically diverse. Significantly, five of the seven Board leadership positions, or 71%, are chaired by a diverse director. All three female Board members serve in leadership roles including our Board Chair, Executive Committee Chair, Technology & Data Committee Chair and Risk Oversight Committee Chair. Additionally, the Chair of the Board’s Governance Committee is African American.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Refreshment

Our Board believes that director refreshment is an important component of good corporate governance. At our 2021 annual meeting, shareholders elected two new directors to our Board, and another new director joined our Board in 2022 and was elected during last year’s meeting. More than half of the Board’s 11 independent directors joined since 2016. In 2021, the Board also elected a new Board chair.

The Board’s Governance Committee continued to discuss implementing age and term limits for members of our Board of Directors in 2023 and decided against recommending any changes observing the level of director refresh that has occurred, deep experience and significant contributions being made by directors, past shareholder voting history, the Company’s Director Resignation Policy and other factors bearing on director succession.

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The annual self-evaluation process, which is established by the Board’s Governance Committee, involves each independent Director completing annual written evaluations of the performance of the Board Chair, each Board Committee, and the full Board, review and discussion of the results of the evaluations by both the Board’s Governance Committee and full Board and the consideration of actions to improve Board performance. In addition, to supplement the annual evaluation process of Board and Board Committee performance, the Chair of the Board meets with each director individually and shares constructive feedback received with the Board’s Governance Committee and the Board.

Shareholder Nominees

The Board’s Governance Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and in our Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board—Nominating & Governance Committee” on page 25.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

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SUSTAINABILITY AND CORPORATE RESPONSIBILITY

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

At Five Star, we care deeply about promoting sustainable business practices that deliver long-term shareholder value and help to ensure that our associates and the customers and communities we serve thrive.

Grounded in the legacy of our community-oriented traditions representing rural Western New York State for more than 200 years, sustainability is embedded in our business practices.

Our commitment to corporate citizenship and sustainability starts at the top with sustainable business practices serving as a core pillar of our Board-approved three-year strategic plan. Our strategic plan is directly linked to our Board-approved Risk Appetite Statement to ensure that execution of it is done prudently and mindful of evolving risks that impact our Company. Additionally, risks related to ESG have been integrated into our Board-approved ERM Program, which facilitates direct periodic tracking and monitoring of these risks by our Board and Management team.

We believe that our steadfast commitment to environmentally conscious activity, socially responsible behavior and sound and transparent corporate governance is not only a prudent business practice but also our corporate responsibility, and in turn will support our long-term growth. Against this backdrop, our areas of sustainability and corporate responsibility focus include:

Associates	Community	Environmental Responsibility	Governance

More information on our sustainability and corporate responsibility programs, which are guided by the principles set out in the Sustainability Accounting Standards Board (“SASB”), is available in our 2024 Sustainability and Corporate Responsibility Report, which may be found on our investor relations website, FISI-Investors.com.

12	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at twelve members. The nominees for director at the 2024 Annual Meeting are:

•	Dawn H. Burlew

•	Robert N. Latella

•	Mauricio F. Riveros

•	Mark A. Zupan

Ms. Burlew and Messrs. Latella, Riveros, and Zupan have been nominated by the Board of Directors, upon the recommendation of the Board’s Governance Committee, to stand for election for a term expiring at the Company’s annual meeting to be held in 2027 and until his or her respective successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the Company’s shareholders. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board, upon the recommendation of the Board’s Governance Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director continuing in office with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes, and skills considered by the Board’s Governance Committee and the Board.

Ages shown are as of December 31, 2023. No director, director nominee or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Dawn H, Burlew, Robert N. Latella, Mauricio F. Riveros, and Mark A. Zupan and recommends that you vote “FOR ALL NOMINEES”

2024 Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATIONS OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 DAWN H. BURLEW

Director Since: 2017 Term Expires: 2024 Age: 59 Independent Committee Membership: ● Technology & Data (Chair) ● Management Development & Compensation ● Risk Oversight

Business Experience

–  President, Watkins Glen International since January 2024

–  Director of Government Affairs & Business Development, Global Government Affairs Division of Corning Incorporated (2008-2024)

–  Town of Erin Supervisor since 2014

–  Corning Incorporated: Corporate Real Estate Portfolio Manager (2002–2008); progressive corporate and management roles (1984–2002)

Current Nonprofit Boards

–  Bethany Village (Chair); Chemung County Industrial Development Agency (Vice Chair); Chemung County Property Development Corp. (Vice Chair); Chemung County Chamber of Commerce (Vice Chair); Guthrie Corning Hospital (Vice Chair); Incubator Works; International Motor Racing Research Center; Southern Tier Central Regional Planning & Development; Southern Tier Economic Growth; and Southern Tier Regional Economic Development Council

Past Nonprofit Boards

–  Business Council of New York State (Vice Chair); Corning Community College Housing LLC; Corning’s Gaffer District; Corning Community College Development Foundation; Healthcare Association of New York State (HANYS); Three Rivers Development Corp. (Vice Chair)

Education

–  Cazenovia College and Keuka College

 ROBERT N. LATELLA

Director Since: 2005 Chair: 2014–2021 Vice Chair: 2012–2014 Term Expires: 2024 Age: 81 Independent Committee Membership: ● Executive ● Nominating & Governance ● Technology & Data

Business Experience

–  Of Counsel at the law firm Barclay Damon, LLP since 2009; Partner (2004–2009)

–  Previous Roles: Chief Operating Officer of Integrated Nano-Technologies, LLC; Chief Operating Officer of the Genesee Corporation; Chief Financial Officer of The Case Hoyt Corporation; and Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–  Genesee Corporation

Past Other Company Boards

–  Marine Midland Bank–Rochester

Current Nonprofit Boards

–  University of Rochester Medical Center (Member, Executive Committee and Past Chair); Highland Hospital of Rochester (Senior Member of Board and Past Chair); Highland Community Development Corporation; Highland Living Center; and The Highlands at Brighton

Past Nonprofit Boards

–  Monroe Community College (Trustee and Chair); Monroe Community College Foundation, Inc.; and several additional community and nonprofit boards

Education

–  Fordham College

–  LLB, Vanderbilt University School of Law

–  LLM, New York University School of Law

14	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 MAURICIO F. RIVEROS

Director Since: 2021 Term Expires: 2024 Age: 48 Independent Committee Membership: ● Technology & Data

Business Experience

–  Chief Operating Officer of Pike Construction Services LTD since 2023

–  Chief Operating Officer of Pike Companies LTD (2021-2022)

–  President of LECESSE Construction Services, a division of Pike Companies LTD (2017–2021)

–  Chief Innovation Officer of Pike Companies LTD (2014–March 2021)

–  Pike Companies LTD: Vice President – Project Controls (2011–2014) and Director of Retail Division (2007–2011)

–  President of Riveros Contracting (2004–2007)

–  National Director of Canadian Executive Service Organization (Bolivia) (2003–2004)

–  Director of Strategic Planning for the Government of Bolivia (1999–2003)

Current Nonprofit Boards

–  St. Ann’s Community

Past Nonprofit Boards

–  Center for Governmental Research; YMCA of Greater Rochester; and Roberts Wesleyan College

Education

–  Master of Economic Law, La Universidad Andina Simon Bolivar (Bolivia)

–  Law Degree, La Universidad Católica Boliviana (Bolivia)

 MARK A. ZUPAN, PHD

Director Since: 2021 Term Expires: 2024 Age: 64 Independent Committee Membership: ● Audit ● Risk Oversight

Business Experience

–  President of Alfred University since 2016

–  Simon Business School at the University of Rochester: Director of the Bradley Policy Center and Olin Professor of Economics and Public Policy (2014–2016) and Dean and Professor of Economics and Public Policy (2004–2014)

–  Dean and Professor of Economics at Eller College of Management, University of Arizona (1997– 2003)

–  Visiting Professor, Amos Tuck School of Business Administration at Dartmouth College (Fall 1995)

–  Marshall School of Business at the University of Southern California: Associate Dean (1992–1994), Associate Professor (1991–1996) and Assistant Professor (1986–1991)

Past Public Company Boards

–  Constellation Brands

–  PaeTec Holding Corporation

–  Steuben Trust Company

Current Nonprofit Boards

–  Allegany County Economic Development Committee

Past Nonprofit Boards

–  Harley School; Western New York Regional Economic Development Council; and United Way of Southern Arizona

Education

–  BA, Economics, Harvard University

–  Ph.D., Economics, Massachusetts Institute of Technology (MIT)

2024 Proxy Statement	15

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 DONALD K. BOSWELL

Director Since: 2017 Term Expires: 2026 Age: 72 Independent Committee Membership: ● Nominating & Governance (Chair) ● Technology & Data

Business Experience

–  President and CEO, Seven Film & Theater Productions, since 2022

–  President and CEO Emeritus and Consultant for the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 2021; President and CEO (1998–2021)

–  North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996–1997); Vice President of Marketing and Corporate Development (1986–1996); and Vice President of Development (1982–1986)

–  KCTS-TV, Seattle: Vice President of Development (1981–1982)

–  WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977–1981)

Current Other Company Boards

–  Vice Chair of Independent Health, since 2020

Past Public Company Boards

–  HSBC Bank USA, N.A.

Past Other Company Boards

–  HSBC Bank USA, N.A.

–  Blue Cross Blue Shield (Health Now)

–  New Era Cap Company

Current Nonprofit Boards

–  Artpark & Company; 43 x 79 Group; American Public Television; AAA of Central and Western New York, Inc.; AAA National Board; The John R. Oishei Foundation; and PBS (Past Vice Chair)

Past Nonprofit Boards

–  Buffalo AKG Art Museum; Buffalo Philharmonic Orchestra; Buffalo Science Museum; and University of Buffalo Foundation; American Friends of the Art Gallery of Ontario (Chair)

Education

–  Pennsylvania State University; BS and M.Ed.

–  Management Development Certificate, The Wharton School at The University of Pennsylvania

–  Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

 MARTIN K. BIRMINGHAM

Director Since: 2013 Term Expires: 2025 Age: 57 President & CEO

Business Experience

–  President and Chief Executive Officer of the Company and the Bank since March 2013

–  President and Chief of Community Banking of the Bank (2012–2013)

–  Commercial Banking Executive and Rochester Region President of the Bank (2005–2012)

–  President, CEO and Director of former subsidiary, The National Bank of Geneva, 2005

–  President of Rochester Region, Bank of America (2004–2005)

–  Progressive corporate banking roles including Regional President, Fleet Financial Group/Bank of America (1989– 2004)

Current Nonprofit Boards

–  New York Bankers Association (Chair and Past Treasurer); AAA of Central and Western New York, Inc. (Past Chair and Past Vice Chair); Greater Rochester Chamber of Commerce; MCC Foundation; ROC2025; St. John Fisher College (Past Chair); The Business Council of New York State; and University of Rochester Medical Center

Past Nonprofit Boards

–  Federal Reserve Bank of NY Community Depository Institutions Advisory Council; The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–  St. Lawrence University

–  MBA, Simon Business School at the University of Rochester

–  Honorary Doctorate of Humane Letters, St. John Fisher College

16	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 ANDREW W. DORN, JR.

Director Since: 2014 Term Expires: 2026 Age: 73 Independent Committee Membership: ● Management Development & Compensation (Chair) ● Executive ● Risk Oversight

Business Experience

–  Chair, Coal Ash Recycling, LLC, a private company focused on the beneficial reuse of coal ash to make lower carbon “green” concrete, since 2021

–  Co-Managing Director of Energy Solutions Consortium, LLC (2015–2021)

–  Managing member of Moundsville Power LLC (2012–2015)

–  Chair and Chief Financial Officer of Demand Response Partners, Inc. (2008–2015)

–  President and Chief Investment Officer of Hunterview LLC (2008–2013)

–  Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997–2008)

–  Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994–1997)

Past Public Company Boards

–  Great Lakes Bancorp

Current Nonprofit Boards

–  D’Youville College (Past Chair)

–  Health Foundation for Western & Central New York

–  The Western New York Foundation

Past Nonprofit Boards

–  Brooks Memorial Hospital (Vice Chair); Buffalo Urban League; Chautauqua County Fund for the Arts (Chair); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chair); and several additional community and nonprofit boards in Erie and Chautauqua counties

Education

–  University at Buffalo–State University of New York

–  MBA, Canisius College

 ROBERT M. GLASER

Director Since: 2014 Term Expires: 2026 Age: 77 Independent Committee Membership: ● Audit (Chair) ● Executive

Business Experience

–  Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

–  Retired Chair of the Board of Freed Maxick CPAs, P.C. (1994–2015)

–  Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chair and Managing Director (1994–2011)

–  Price Waterhouse (1968–1981)

Past Appointed Positions

–  Chair of the Erie County Fiscal Stability Authority

–  Independent Judicial Election Qualification Commission for the Eighth Judicial District

Current Private Company Boards

–  NA Realty Fund II

–  Noco, Inc.

Past Nonprofit Boards

–  Audit Committee for Kaleida Health; CPA Associates, Inc.; and several nonprofit and cultural boards in Western New York

Education

–  Canisius College

2024 Proxy Statement	17

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 SAMUEL M. GULLO

Director Since: 2000 Term Expires: 2025 Age: 75 Independent Committee Membership: ● Audit ● Management Development & Compensation

Business Experience

–  Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 and real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

–  Owner and Chief Executive Officer of American Classic Outfitters (2002–2009)

–  Director of former subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Nonprofit Boards

–  Chair and Director of the Wyoming County Business Center; Perry Rotary Club (Current Foundation Chair and Past President)

Past Nonprofit Boards

–  Current member, past Director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation); Iroquois Trail Council, Boy Scouts of America

Education

–  Niagara University

 BRUCE W. HARTING

Director Since: 2022 Term Expires: 2026 Age: 66 Independent Committee Membership: ● Audit ● Risk Oversight

Business Experience

–  Managing Director, Wedbush Securities, since 2023

–  Team Chief Investment Officer, Private Wealth Advisor at Rockefeller Capital Management (2022)

–  Managing Director, Investment Banking, Deutsche Bank (2017–2022)

–  Managing Director, Investment Banking, Credit Suisse (2015–2017)

–  Managing Director, Investment Banking, Barclays Capital (2012–2015)

–  Managing Director, Equity Research, Barclays Capital/ Lehman Brothers (1996–2012)

–  Senior Analyst, Equity Research, Salomon Brothers (1988–1996)

Past Nonprofit Boards

–  Brooklyn Youth Choir

Education

–  American University

–  M.A., University of Pennsylvania

18	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 SUSAN R. HOLLIDAY

Director Since: 2002 Chair Since: 2021 Vice Chair: 2020–2021 Term Expires: 2026 Age: 68 Independent Committee Membership: ● Executive (Chair)

Business Experience

–  Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web and app design and development firm, since 2011

–  President and Publisher of the Rochester Business Journal (1988–2016)

Past Public Company Boards

–  Rochester Gas & Electric Corp

Current Private Company Boards

–  Complemar Partners, Inc.

Past Other Company Boards

–  Key Bank of New York

Current Nonprofit Boards

–  Greater Rochester Chamber of Commerce (Past Chair); Health Care Trustees of New York State (Past Chair); Healthcare Association of New York State; Riedman Foundation (Trustee); Rochester Institute of Technology (Vice Chair); and University of Rochester Medical Center (Past Chair)

Past Nonprofit Boards

–  MCC Foundation; Rochester Museum & Science Center (Chair); United Way of Greater Rochester (Vice Chair); and various additional community and nonprofit boards

Education

–  Cornell University

–  MBA, Rochester Institute of Technology

 KIM E. VANGELDER

Director Since: 2016 Term Expires: 2025 Age: 59 Independent Committee Membership: ● Risk Oversight (Chair) ● Nominating & Governance ● Technology & Data

Business Experience

–  Chief Information Officer of Eastman Kodak Company, a global manufacturer focused on commercial print and advanced materials and chemicals, since 2004

–  Progressive information technology leadership roles at Kodak with responsibilities including cybersecurity, global applications, and global technology infrastructure

–  Also served as Kodak’s Director of Worldwide Customer Operations from 2011 to 2014

Current Nonprofit Boards

–  Rochester Institute of Technology

–  Western New York Society for Information Management

Past Nonprofit Boards

–  Rochester Area Community Foundation

–  Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–  Rochester Institute of Technology

2024 Proxy Statement	19

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTOR SKILLS MATRIX

The Board utilizes a skills matrix developed and approved by its Governance Committee to facilitate the comparison of its directors’ skills versus those deemed necessary to provide appropriate oversight over the Company’s operations and current strategy. The matrix serves as an important director succession planning tool the Board’s Governance Committee utilizes to recommend candidates to be nominated for election to the Board.

Each year, the Board’s Governance Committee assesses the ongoing relevance of the skills set forth in the matrix and evaluates the skills included in the matrix against the Company’s strategy to ensure that director nominees have the complementary experience, qualifications, skills and attributes to provide requisite oversight over Company operations, including execution of the Company’s three-year strategic plan and delivering long-term shareholder value.

The Board’s Governance Committee ensures that the skills matrix directly aligns with the Company’s three-year strategic plan. Leadership and Strategic Development skills are not included in the matrix as these skills are a prerequisite to serving on the Board.

Director	Financial Expert	Financial Services Industry	Nonprofit Board	Public Board	Risk Oversight	Technology & Digital Innovation	Mergers & Acquisitions
Birmingham	✓	✓	✓		✓		✓
Boswell		✓	✓	✓	✓	✓
Burlew		✓	✓		✓		✓
Dorn	✓	✓	✓	✓	✓	✓	✓
Glaser	✓	✓	✓		✓		✓
Gullo		✓	✓		✓
Harting	✓	✓	✓		✓		✓
Holliday, Chair		✓	✓	✓	✓	✓	✓
Latella	✓	✓	✓	✓	✓		✓
Riveros			✓		✓	✓
VanGelder			✓		✓	✓
Zupan, PhD		✓	✓	✓	✓	✓

Financial Expert

Definition: Requires an understanding of generally accepted accounting principles and financial statements; experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements; experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Company’s financial statements; experience with internal controls and procedures for financial reporting; and an understanding of audit committee functions.

A person shall have acquired such attributes through:

(i)

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	Other relevant experience.

20	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Why we value this skill: We use this skill to identify Directors who not only meet the SEC definition of a financial expert but also have strong knowledge of or experience in accounting, financial reporting or auditing processes and standards. By using this elevated standard, we ensure that the Board has sufficient depth to effectively oversee the Company’s financial position and condition and the accurate reporting thereof, to assess the Company’s strategic objectives from a financial perspective and to ensure that we are well-positioned with successors to lead the Audit Committee if a change is needed.

Financial Services Industry Experience

Definition: Financial services industry experience outside of service on the FII and FSB Boards, such as serving on another Board or working for a company that markets and sells banking, lending, investment or insurance products or services.

Why we value this skill: Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. Directors with this skill have specific insight and expertise that will foster active participation in the development and implementation of our operating plan and business strategy.

Nonprofit Board Experience

Definition: A dedicated and significant commitment to community engagement through membership on multiple boards of nonprofits or community organizations.

Why we value this skill: As a community bank, we are committed to creating a measurable impact in neighborhoods and communities across our geographic footprint and therefore value directors and nominees who seek out opportunities for community engagement and have experience working on nonprofit boards or civic and charitable entities.

Public Board Experience

Definition: Past or present board member or executive of another publicly-traded company.

Why we value this skill: Service on the boards of other public companies provides directors with an understanding of corporate governance practices, trends and insights into board management, strong board and management accountability, protecting stakeholder interests, relations between the board and senior management, agenda setting, and succession planning.

Risk Oversight Experience

Definition: Experience assessing and mitigating significant competitive, regulatory, legal, cyber security, or technological risks across an enterprise. This experience should be employment-based and not based on board service. It could come from serving as a Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Compliance Officer, General Counsel or similar senior executive role or through service as outside counsel or similar professional risk, compliance, or other advisor that focuses on these risks.

Why we value this skill: The Board plays a key role in risk oversight and closely monitors administration of the Company’s robust ERM Program. Therefore, we seek directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, and human capital.

2024 Proxy Statement	21

PROPOSAL 1. ELECTION OF DIRECTORS

Technology & Digital Innovation Experience

Definition: Experience managing or developing core technology business functions, such as anticipating technological trends, and driving innovation and product development. The experience should be based on the director’s experience as an employee and not from service on a board.

Why we value this skill: Directors with an understanding of technology as both a challenge and an opportunity for growth can help address emerging needs and challenges for our business.

Mergers & Acquisitions Experience

Definition: Experience in evaluating, financing, executing, and implementing corporate development transactions involving publicly traded corporations.

Why we value this skill: A merger and acquisition strategy is an essential part of an overall growth strategy. We believe ongoing general dialogue around inorganic growth allows the Board to act decisively when a potential deal emerges. Directors with an understanding of mergers and acquisitions can assist the Board in evaluating potential deals and ensure that the transaction fits the Company’s strategy.

In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments, act on matters that require Board approval and perform its oversight functions. The Board also conducts an annual two-day offsite retreat with meetings dedicated to strategic reflection and updating the Company’s three-year strategic plan. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2023, our Board of Directors met nine times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve, during the periods in which they served.

COMMITTEES OF THE BOARD

The Board has six standing committees to assist in performing oversight functions: Audit, Executive, MD&C, Governance, Risk Oversight and Technology & Data. Board leadership and membership are established at least annually by the Board upon recommendations made by the Chair and the Board’s Governance Committee. All committees are comprised of independent directors, and accordingly, Director Birmingham is not included in the below table. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities, along with the Company’s Corporate Governance Guidelines and Bylaws. Committee charters and the Corporate Governance Guidelines are reviewed and updated at least annually by the Board, on the review and recommendation of the Board’s Governance Committee, and are available on our website at www.fisi-investors.com by clicking on “Governance,” then on “Governance Documents.”

22	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

The current composition of each committee of the Board and the number of meetings each committee held in 2023 are provided below. Our Directors may attend any Committee meeting, and it has been a practice for the Board Chair to attend, depending on her availability, all scheduled Board Committee meetings. Our CEO also attends all Board and Board Committee meetings and is excused as necessary to enable the Board and Board Committees to engage in independent discussion.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating & Governance Committee	Risk Oversight Committee	Technology & Data Committee

Boswell				Chair		✓

Burlew			✓		✓	Chair

Dorn		✓	Chair		✓

Glaser	Chair	✓

Gullo	✓		✓

Harting	✓				✓

Holliday, Chair		Chair

Latella		✓		✓		✓

Riveros						✓

VanGelder				✓	Chair	✓

Zupan	✓				✓

2023 Meetings	8	6	7	6	6	5

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to financial controls and disclosures. The primary roles of the Audit Committee are to:

●	Serve as an independent and objective party to oversee the integrity of our financial statements and accounting and financial reporting process

●	Monitor our compliance with legal and regulatory requirements relative to financial controls and disclosures

●	Review and assess the performance of our internal audit department and execution of the annual audit plan

●	Review all potential related party transactions for conflict-of-interest situations

●	Ensure that our financial related disclosures appropriately reflect our oversight over ESG matters

●	Select and regularly assess the performance of our independent public accounting firm

●	Monitor the qualifications, independence and performance of our independent public accounting firm

●	Oversee our system of disclosure controls and procedures

●	Oversee our internal controls over financial reporting

●	Oversee our compliance with ethical standards related to accounting and financial reporting

●	Provide an open forum for communication among the independent public accounting firm, senior management, the internal audit department, and the Board

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

2024 Proxy Statement	23

PROPOSAL 1. ELECTION OF DIRECTORS

Mr. Glaser, who chairs the Committee, has been designated as the Company’s “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to strategic planning and execution and corporate development activities. The Executive Committee’s primary roles are to:

●

Make recommendations to the Board and assist the Board in its oversight responsibility for strategic planning, strategic execution, and merger, acquisition, branching and other business expansion proposals

●

Act on behalf of the Board on resolutions involving routine or operational matters, and such other matters as are specifically delegated to the Executive Committee by the Board, subject to the limitations set forth in our Bylaws and the laws of the State of New York

The Executive Committee is required to meet at least four times annually and meets during the months in which there is no regular meeting of the Board.

Management Development & Compensation Committee

The MD&C Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to the attraction, development, recognition, and retention of the Company’s senior leadership and the Company’s management compensation policies and practices. The MD&C Committee’s primary roles are to:

●	Oversee the development and implementation of our plans, policies and programs for the development of senior leadership and the succession plan for executive officers

●	Independently determine and approve the compensation of our CEO and other executive officers

●	Review and approve the incentive compensation policies and programs for our officers

●	Review and approve the annual Compensation Discussion and Analysis (“CD&A”) for our annual proxy statement

●	Oversee the development and implementation of our diversity, social responsibility, and human rights related strategies and initiatives, in furtherance of the Company’s three-year strategic plan

The MD&C Committee also:

●	Reviews and approves corporate goals and objectives relevant to our CEO and EMC members and evaluates their performance in light of those goals and objectives

●	Creates a CEO Succession Plan and oversees succession plans for EMC members

●	Evaluates the risks associated with the Company’s compensation philosophy and compensation programs

●	Approves the “peer group” to be used for competitive compensation analysis through consultation with the Committee’s independent compensation consultant

●	Evaluates competitive compensation levels for our executives based on reliable industry analyses using the approved peer group

●	Approves all grants and awards under the Company’s stock incentive plan or any successor benefit plan thereto and administers the Plan in accordance with its terms

●	Provides support to the Company’s efforts around DEI

●

Evaluates competitive compensation levels for Directors, including the Chair of the Board, based on reliable industry analysis using the approved peer group, and makes Director compensation recommendations to the Board for approval

24	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

The MD&C Committee is required to meet at least four times annually. In carrying out its responsibilities, the Committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors, including from an independent compensation consultant, and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating & Governance Committee

The Board’s Governance Committee is similarly required to meet at least four times each year and assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to governance matters. The Board’s Governance Committee’s primary roles are to:

●	Identify qualified individuals to become directors

●	Recommend to the Board qualified director nominees for election at the shareholders’ annual meeting

●	Determine membership on Board committees, with input from appropriate resources including the Board Chair

●	Regularly review and monitor the Corporate Governance Guidelines

●	Conduct annual self-evaluations of the Board and Board committees

●	Develop and administer orientation and development programs for directors

The Board’s Governance Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The Board’s Governance Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the Company. Consistent with our Corporate Governance Guidelines, all nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interests of the Company and its shareholders.

The Board’s Governance Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current and ongoing needs for diversity, geographic connections to the Company’s market region and professional expertise in its process of evaluating director candidates. The Board’s Governance Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the Board’s Governance Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool.

Our Corporate Governance Guidelines also task the Board’s Governance Committee with composing a Board of Directors that reflects diversity with respect to experience, gender, race, personal qualities and accomplishments. The committee implements this policy through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process. Pursuant to our Corporate Governance Guidelines, the Board’s Governance Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees, either directly or through any third-party search firm.

The Board’s Governance Committee believes that the years of service provided by our continuing directors have given them unique knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The Board’s Governance Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed given the current composition and contributions being made by our directors and the level of refresh that has occurred with the nominations and elections of three new directors in the past two years and six new directors over the past seven years. There has also been a significant refresh in Board leadership positions.

2024 Proxy Statement	25

PROPOSAL 1. ELECTION OF DIRECTORS

In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The committee and the Board have affirmatively determined that all Governance Committee members are independent as defined by Nasdaq listing standards.

Risk Oversight Committee

Pursuant to its charter, the Risk Oversight Committee is required to meet at least four times each year and is charged with assisting the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to risk oversight. The Risk Oversight Committee’s primary roles are to provide oversight of:

●	Our ERM framework and administration of our ERM Program that regularly tracks all material risks impacting the Company

●	Our capital, liquidity and funding planning and strategy

●	Our risk appetite statement, including risk tolerance levels and limits

●	The performance of our risk management function

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives. It also reviews our ERM framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the committee receives quarterly updates from management on the nature and management of all material risks, our cybersecurity risk profile and cybersecurity program initiatives, and performance of our ERM, BSA-AML, Compliance, Fair Lending, CRA, and Information Security Programs.

Technology & Data Committee

The Technology & Data Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to technology and enterprise data management. The Technology & Data Committee’s primary role is to oversee major technology investment, strategy, operational performance and trends that might affect our operations. The Committee’s responsibilities include:

●	Review and oversee significant technology and enterprise data related strategies, investments and expenditures

●

Monitor and evaluate existing and future trends in technology and the financial service industry’s use of technology; assess and make recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance

●	Monitor and evaluate existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value

●

Review reports from management on technology and enterprise data related activities, strategies, and metrics, including technology and enterprise data project performance, technological operations performance, and technology architecture, and associated technological policies, programs, operations, practices, and personnel

●	Review and recommend to the Board any other appropriate technology and enterprise data related actions

The Technology & Data Committee is required to meet at least four times annually.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as non-employee members on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

26	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Every two years, the Board’s MD&C Committee reviews Director compensation and considers peer review related compensation guidance provided by its independent compensation consultant. The Board sets Director compensation based on recommendations provided by its MD&C Committee.

During 2023, independent directors were eligible to receive a cash retainer for serving on our Board of Directors and the Board of Directors of the Bank, our wholly-owned subsidiary, and leadership positions. Independent directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We provide our Chair a car allowance and reimburse other independent directors for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the FII Board and the Board of Directors of the Bank, including the leadership roles noted below:

	FII	Five Star Bank

Annual Retainer Fees:

Chair	$70,000	$35,000

Chair of the Audit Committee	43,500	21,500

Chair of the MD&C and Risk Oversight Committees	40,000	20,000

Chair of the Nominating & Governance and Technology & Data Committees	38,500	19,000

Other Directors	33,500	16,500

The stock-based compensation of non-employee members of the Board was in the form of receipt of a grant of restricted shares with a value of $30,000 on June 21, 2023, the date of the 2023 annual meeting of shareholders. The number of shares issued was based upon the June 21, 2023 closing price of the Company’s common stock.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and the remaining fifty percent (50%) of the shares vest on the day prior to our 2024 Annual Meeting of shareholders, provided that the director remains in continuous service as a director. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2023 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

For additional information regarding Stock Requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 5.

2024 Proxy Statement	27

PROPOSAL 1. ELECTION OF DIRECTORS

Compensation paid to directors in 2023 for service on the Boards of both FII and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)

Donald K. Boswell	57,500	29,984	—	87,484

Dawn H. Burlew	57,500	29,984	—	87,484

Andrew W. Dorn Jr.	60,000	29,984	—	89,984

Robert M. Glaser	65,000	29,984	—	94,984

Samuel M. Gullo	50,000	29,984	—	79,984

Bruce W. Harting	50,000	29,984	—	79,984

Susan R. Holliday	105,000	29,984	9,000	143,984

Robert N. Latella	50,000	29,984	—	79,984

Mauricio F. Riveros	50,000	29,984	—	79,984

Kim E. VanGelder	60,000	29,984	—	89,984

Mark A. Zupan	50,000	29,984	—	79,984

(1)

Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2023: Mr. Boswell—544 shares, Ms. Burlew—1,878 shares, Mr. Glaser—3,540 shares, Ms. VanGelder—3,268 shares and Mr. Zupan—1,361 shares.

(2)	Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 1,835 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director.

(3)	Each director held 917 shares of unvested restricted stock awards as of December 31, 2023. No director held any stock options as of December 31, 2023.

(4)	Car allowance of $750 per month for service as Chair of the Board during 2023.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All directors attended last year’s annual meeting.

28	Financial Institutions, Inc.

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure that we attract and retain high-performing talent and properly incentivize executives to continually improve Company performance and increase shareholder value over time. In support of educated decision making as it relates to setting executive compensation, we utilize an independent third-party compensation consultant to conduct competitive market analysis of executive positions annually. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting, as described in proposal 3.

Our executive officers, including our named executive officers, as identified in “Executive Compensation—Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short- term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2023 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2024 Annual Meeting of Shareholders, is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the Company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the MD&C Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

2024 Proxy Statement	29

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for 2023 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our NEOs. These NEOs are:

Name	Title
Martin K. Birmingham	President and Chief Executive Officer
W. Jack Plants II	EVP, Chief Financial Officer & Treasurer
Justin K. Bigham (1)	EVP, Chief Community Banking Officer
Sean M. Willett (2)	EVP, Chief Administrative Officer
Kevin B. Quinn	SVP, Chief Commercial Banking Officer
Samuel J. Burruano Jr.	EVP, Chief Legal Officer & Corporate Secretary
Laurie R. Collins	SVP, Chief Human Resources Officer

(1)	Mr. Bigham’s employment with the Company ended on December 7, 2023.
(2)	Mr. Willett’s employment with the Company ended on December 28, 2023.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Shareholder Input and Outreach
3.	Compensation Philosophy and Best Practices
4.	Program Elements and Pay Decisions
5.	Compensation Process
6.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Business Performance Highlights

2023 was a year of accomplishment driven by strong loan and deposit growth.

●

Net income was $50.3 million compared to $56.6 million in 2022. Diluted earnings per share (“EPS”) of $3.15 was $0.41 lower than 2022. Net income for 2023 reflects the impact of the higher interest rate environment on funding costs which generated revenue pressure and adversely impacted current year earnings in comparison to the prior year.

●	Provision for credit losses was $13.7 million in 2023 and $13.3 million in 2022.

●	Net interest income of $165.7 million was $1.7 million lower than 2022, amid the current higher interest rate environment that has driven funding costs higher.

●	Net interest margin was 2.94%, 26 basis points lower than 2022.

●	Noninterest income of $48.2 million was $2.0 million higher than 2022.

●	Total loans at year-end were $4.46 billion, an increase of $411.7 million, or 10.2%, from December 31, 2022.

●	Net charge-offs remained low at 0.20% of average loans in the current year compared to 0.14% in 2022.

30	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

●	Total deposits were $5.21 billion as of December 31, 2023, $283.5 million higher than at December 31, 2022, primarily attributable to an increase in nonpublic deposits.

●	Common book value per share at year-end was $28.40, an increase of $3.09, or 12.2%, from the prior year.

●	Dividends of $1.20 per common share were declared in 2023, an increase of $0.04, or 3.4%, from 2022.

Management remains focused on sustained deposit growth, credit-disciplined loan growth, diversification of revenue, expense discipline, sustainable business practices and exceptional digital experiences enabled by complimentary fintech and digital partnerships. Notable 2023 achievements include:

●

In January, the Bank announced the opening of a commercial loan production office in Syracuse serving the Central New York region, supporting its focus on driving credit-disciplined loan growth, through local leadership and local decision-making, and its continued expansion into Upstate New York metros.

●

In May, the Company’s wholly-owned SEC-registered investment advisory firms merged, uniting under the Courier Capital brand to form one of the largest wealth management firms in Western New York. The merger supports Courier Capital’s growth and streamlines its ability to provide innovative financial products and services to current and prospective clients.

●

In December, the Company announced changes to its executive leadership team and an associated realignment to strengthen its ability to execute on its long-term strategy by realigning key areas of the organization to better leverage the experience within its executive and senior leadership teams, thereby enabling it to drive greater operational efficiency and process improvements and accelerate growth of digital engagement while ensuring customer-facing teams remain in a strong position to provide value added services.

●	The Company continued to grow its BaaS offering in a measured and thoughtful manner, with four partnerships live at year-end that supported nonpublic deposit growth during the year.

We remained steadfast in our mission to support our customers and our communities. We will continue to invest in people and resources to address the needs of the communities we serve and are continuously making investments that enable us to capitalize on industry changes and deliver positive outcomes supporting long-term shareholder value.

2023 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence, and alignment with shareholder interests. We believe our programs accomplish this by:

●

Operating in a pay-for-performance environment by tying a significant portion of executive compensation to the achievement of performance goals aligned with the Company’s annual business plan, long-term strategic plan and ongoing shareholder value creation

●	Establishing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent

The MD&C Committee actively engaged with its independent compensation consultant and management throughout 2022 and 2023 to structure the 2023 executive compensation program. Details of 2023 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A. These highlights include:

●

Amendment to the Director and EMC Executive Stock Ownership requirements on June 21, 2023, based on independent compensation consultant observations that the terms of the Company’s existing Stock Requirements placed it at a competitive disadvantage relative to recruiting and retaining executive talent.

●	Modification of the Executive Incentive Plan and Long Term Incentive Plan Performance Stock Unit threshold payout from 25% to 50% based on independent compensation consultant peer benchmarking.

●	Implementation of a new Clawback Policy as required by Dodd-Frank.

2024 Proxy Statement	31

EXECUTIVE COMPENSATION

Our executive compensation program design consists of the following elements at target level performance1:

CEO Compensation Mix

Other NEO Average Compensation Mix

(1)	ROAA, ROAE, RSU, PSU and EIP are defined on the following pages.

32	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievements and development in the prior year, competitive considerations, changes in scope/responsibilities, and the results of peer compensation reviews
Executive Incentive Plan (“EIP”) (Cash)	● Motivate and reward NEOs for achievement of strategic goals over a one-year period

Gateway criteria for award payout:

● Meet or exceed target capital funding levels measured using Basel III framework

● NEO generally must be employed on date of payment

Company performance metrics for 2023:

–  Pre-Provision Net Income (“PPNI”) (40%)

–  Total Loan Growth (20%)

–  Core Deposit Growth (20%)

–  Net Charge-offs (20%)

Financial performance funds a total bonus pool for plan participants that allows for discretion to modify the award calculation based on individual and executive team performance up to 25%.

Long-Term Incentive Plan (“LTIP”) – Time-Vested Restricted Stock Units (“RSU”)	● Promotes retention of talent ● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price ● Promotes meaningful stock ownership	● 50% of total long-term incentive at target ● RSU awards vest three years from the date of grant based on continued satisfactory employment ● NEO generally must be employed on the date of vesting
LTIP – Relative Return on Average Equity (“ROAE”) Performance Stock Unit (“PSU”)

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● Relative ROAE PSU awards based on the Company’s three-year ROAE against the CBNK – NASDAQ Bank Index as the basis for comparison for the 2023 award

● 100% of the award is subject to forfeiture if relative ROAE performance is below the 30th percentile of the peer group

2024 Proxy Statement	33

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

LTIP – Return on Average Assets (“ROAA”) PSU

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● ROAA PSU awards based on achievement of three-year average ROAA performance goals for the three-year performance period

2023 EIP Results

Our CEO earned a 2023 EIP award of 44.4% of his base salary, and our other NEOs earned the following percentage of their base salaries: Mr. Plants 37.1%, Mr. Quinn 35.5%, Mr. Burruano 32.5% and Ms. Collins 31.1%. Messrs. Bigham and Willet did not receive a 2023 EIP award as they were not employed as of the date of payment in March 2024. EIP results were measured by the performance of PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs.

The MD&C Committee evaluated executive management’s performance relative to funding targets established through the comprehensive 2023 budget cycle and approved actual funding based upon our percentage achievement of the performance measures respective of the weighting of each component.

●

PPNI(1) of $60.44 million was adversely impacted by the operating environment and Net Interest Margin pressures, resulting in performance falling slightly below threshold and a performance weighting of 0%.

●

Total Loan Growth exceeded target at 10.19% based on Commercial and Indirect growth exceeding expectations in the first half of year that was then muted by the economic environment in the second half of the year; but fell slightly below maximum and resulted in a performance weighting of 29.8%.

●	Core Deposit Growth of 5.06% was driven by momentum from money market, BaaS and Commercial. Actual results were higher than threshold but below target, resulting in a performance weighting of 17.5%.

●	Net Charge-offs totaled 0.20% for the year, due to the very low level of charge-off experience for the majority of 2023 and resulted in a maximum performance weighting of 30.0%.

The EIP payout totaled 77.3% of target which was based upon the achievement of the financial results relative to budget targets. A discretionary adjustment based on individual and executive team performance as provided for in the EIP plan design was applied to this pool as approved by the MD&C Committee.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

34	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2023 EIP target and actual business performance levels for the four plan measures are shown below:

(1)

PPNI is a non-GAAP financial measure that equals net income excluding provision for credit losses adjustment net of tax (utilizing marginal tax rate). Refer to the GAAP to Non-GAAP Reconciliations in Appendix A for more information.

(2)

Total Loan Growth equals annual growth in gross loans including loans held for sale, including deferred costs (fees) and prior to reduction for allowance for credit losses of the Bank, the calculation excludes PPP loan balances from 2022 and 2023. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A for more information.

(3)

Core Deposit Growth equals aggregate December year-over-year month-to-date average balances for the following deposit products: non-public Commercial and Individual DDA (demand deposit accounts) accounts; NOW (negotiable order of withdrawal) accounts; savings accounts; money market accounts of the Bank, but excluding ICS (IntraFi Cash Service) accounts, CDARS (certificate of deposit account registry service) accounts, municipality accounts, and accounts owned and maintained by the Company or the Bank.

(4)	Net Charge-offs equals the ratio of the Bank’s net charge-offs to average loans outstanding as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

2024 Proxy Statement	35

EXECUTIVE COMPENSATION

2021 LTIP Results (2021 – 2023 Performance Period)

On March 19, 2021, NEOs were granted RSUs and PSUs under the 2015 LTIP. The RSUs and PSUs vested on March 19, 2024, three years from the grant date.

The performance measures for the 2021 PSUs were based on relative ROAE (50% of units) and ROAA (50% of units). Relative ROAE performance was measured against our peer group for the performance period January 1, 2021 through December 31, 2023. The peer group previously used to measure performance was the SNL Small Cap U.S. Bank & Thrift Index. The SNL Small Cap U.S. Bank & Thrift Index was discontinued on August 6, 2021. On advice of professional advisors it retains, the MD&C Committee approved application of a survivorship peer group of the SNL Small Cap U.S. Bank & Thrift Index as the basis for measuring relative performance for the 2021 relative ROAE-based PSU. The survivorship peer group consisted of the members of the SNL Small Cap U.S. Bank & Thrift index that remained in the index through the discontinuance date in August 2021 that also remained in the S&P index through the end of the performance period.

Relative ROAE Performance	2021 PSU Payout Percentage of Target

80th Percentile and above	150%

50th Percentile	100%

30th Percentile	25%

Below 30th Percentile	0%

Our relative ROAE for the period was 13.33% and ranked in the 77th percentile for the performance period which resulted in a payout of 145.05% of target for the relative ROAE-based PSUs

ROAA performance was measured against internal threshold, target and maximum goals for a three-year average for years 2021, 2022 and 2023.

ROAA Performance	2021 PSU Payout Percentage of Target

Maximum (1.009% and above)	150%

Target (.970%)	100%

Threshold (.950%)	25%

Below Threshold (below .950%)	0%

36	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Our ROAA for the period was 1.10% which resulted in a payout of 150% of target for the ROAA-based PSUs.

SHAREHOLDER INPUT AND OUTREACH

At our 2023 annual meeting of shareholders, 93% of the votes cast in the “say on pay” advisory vote were cast “FOR” approval of our executive compensation.

Throughout 2023, the MD&C Committee took several proactive steps to gain insight into shareholder views on our executive compensation programs and practices, which included counsel and input from the Committee’s independent compensation consultant. Management continued to engage in dialogue with institutional and individual shareholders, joined by the Chair of the Board on occasion, during virtual and in-person investor conferences, quarterly earnings conference calls and virtual and in-person one-on-one meetings, soliciting investor input on a wide range of topics including executive compensation. In January 2024, Management offered engagement with our largest institutional and individual holders. Outreach encompassed 24 of our largest shareholders, representing 48% of our outstanding shares.

Feedback from investor interactions was shared with the MD&C Committee and the full Board and we continue to seek and welcome feedback from shareholders.

Over the past several years, shareholder feedback has been positive with limited specific feedback provided on our compensation plans. Shareholders shared their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Director participation in compensation decisions is critical.

●	Compensation for executives should be significantly variable based on performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

The MD&C Committee found strong alignment between the above shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, the MD&C Committee, with support and guidance of its independent compensation consultant and informed by relevant peer analysis, reviews our executive compensation philosophy and practices to ensure that our programs are effective and competitive and reflect the interests of our shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

2024 Proxy Statement	37

EXECUTIVE COMPENSATION

●

Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk and contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Encourage our executives to think and act as long-term shareholders with stock-based compensation;

●	Attract and retain highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including claw back provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

Best Practices:

We continue to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do

We include clawback provisions in compensation plans	We do not allow pledging of our stock

We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of our stock

We include gateway requirements for performance-based payment under incentive plans of meeting or exceeding target capital funding levels measured using Basel III framework	We do not allow holding our stock in margin accounts

We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations

We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested awards

We require appropriate stock ownership levels for NEOs

We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control

We seek shareholder feedback with a “say on pay” vote annually

Our policies concerning executive Stock Requirements, clawback provision, derivatives, pledging and hedging are described on pages 5 and 6.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

We review the base salaries of our NEOs regularly and whenever there is a change in NEOs. In considering base salary adjustments for 2023, we reviewed the individual performance of our NEOs, their contributions to Company performance, and considered competitive market data provided by our independent compensation consultant to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

38	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2023, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

We approved the following base salary adjustments in 2023:

Name	12/31/2022 Annual Salary	12/31/2023 Annual Salary(1)	Total% Change

Martin K. Birmingham	$696,190	$717,077	3.0%

W. Jack Plants II	$300,960	$350,700	16.5%

Justin K. Bigham	$366,473	—	—

Sean M. Willett	$330,220	—	—

Kevin B. Quinn	$287,375	$309,000	7.5%

Samuel J. Burruano Jr.	$261,250	$288,000	10.2%

Laurie R. Collins	$240,350	$267,000	11.1%

(1)

Base pay adjustments reflecting competitive market positioning were awarded on January 9, 2023 to Messrs. Plants, Quinn, Burruano and Ms. Collins based on a 2022 benchmarking analysis of our peer group. Additionally, a 3% base pay adjustment to all NEOs was awarded on February 20, 2023 based on 2022 individual performance and the general increase of the cost of labor. Lastly, additional base pay adjustments reflecting a 2023 benchmarking analysis of our peer group were awarded on December 25, 2023 to Messrs. Plants and Burruano, and Ms. Collins.

Executive Incentive Plan

The EIP is a performance-based cash plan designed to reward eligible executives, including our participating NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the EIP is to provide participating NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures under the EIP contribute to our attaining and surpassing our annual business plan and achieving long- term strategic goals.

The 2023 EIP utilized the same metrics used to calculate the funding of the award pool as last year, but was modified to adjust how the pool was funded at threshold performance. Based on plan design benchmarking of our peer group, the calculated pool funding at threshold performance was increased from 25% to 50% of the target payout level for each NEO.

The MD&C Committee has the ability to adjust the final calculated award pool based on performance levels of the executive team as measured on their Executive Performance Scorecards in order to reward individual and team performance. Executive performance scorecards are developed jointly on an annual basis between the CEO, NEOs and the MD&C Committee with a 50/50 weighting of individual executive and executive team goals directly aligned to our strategic plan.

Incentive Opportunity

We set target incentive opportunities and the total award pool under the EIP based on a percentage of base salary that reflects a market- level target compensation opportunity for each participating executive. The threshold and maximum percentages reflect both our review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each executive’s relative influence on achieving our performance goals based on his or her position. The actual amount of an executive’s award is based on our business results, subject to adjustment based on the executive’s individual performance within a total award pool. In 2023, the EIP target award opportunity for our NEOs as a percentage of their base salary was increased from 35% to 40% for Messrs. Plants, Bigham, Willett and Quinn based on a peer-based compensation benchmarking analysis.

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EXECUTIVE COMPENSATION

Name	2023 Executive Incentive Plan Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum

Martin K. Birmingham	25.0%	50%	75.0%

W. Jack Plants II	20.0%	40%	60.0%

Justin K. Bigham	20.0%	40%	60.0%

Sean M. Willett	20.0%	40%	60.0%

Kevin B. Quinn	20.0%	40%	60.0%

Samuel J Burruano Jr.	17.5%	35%	52.5%

Laurie R. Collins	17.5%	35%	52.5%

Gateway Performance Criteria

Our EIP for 2023 required the following gateway performance criteria to be achieved for executives to receive payment of an award under the plan:

1.

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2023 was 9.76%.)

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

The Tier Capital ratio was met; however, Justin Bigham and Sean Willett were not employed at the time of payment and did not receive the 2023 EIP award.

Company Performance Goals and Results

Performance in the EIP for 2023 was measured based on four financial metrics that the MD&C Committee chose to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs. The MD&C Committee set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2023 operating plan in early 2023. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. The MD&C Committee established weighting, threshold, target, and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level, and consulting with its independent compensation consultant.

Our 2023 performance goals and results:

Performance	Weighting of Performance	2023 EIP Performance Goals			2023 Actual	Weighted
Measure	Measure	Threshold	Target	Maximum	Results	Performance

PPNI(1) ($MM)	40%	$62.12	$73.08	$84.04	$60.44	0.0%

Total Loan Growth	20%	6.14%	8.19%	10.24%	10.19%	29.8%

Core Deposit Growth	20%	4.05%	5.40%	6.75%	5.06%	17.5%

Net Charge-offs (“NCO”)	20%	0.44%	0.35%	0.27%	0.20%	30.0%

(1)	PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

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EXECUTIVE COMPENSATION

We Consider Individual Performance

We believe that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes, in contemplating discretionary adjustments to NEO EIP payouts within the total award pool, and for performance-based awards under our LTIP.

We measure individual performance for our NEOs using an annual goal-setting process set forth on each executive’s performance scorecard that aligns individual goals with our annual business plan, our strategic plan, and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual and enterprise performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed throughout the year with MD&C oversight. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development, and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned.

Our NEOs’ individual goals and performance considerations included:

NEO	Individual goal and performance considerations

Martin K. Birmingham

●  Protected and optimized the balance sheet and positioned strategic growth initiatives for success

●  Bolstered the Bank’s liquidity profile and improved earnings in a challenging banking environment

●  Strengthened wealth management line of business by merging wholly-owned registered investment advisory (“RIA”) firms into single RIA

●  Institutionalized a human capital strategy including DEI efforts to strengthen talent bench and accountability

●  Thoughtfully engaged employees through frequent internal communication, resulting in Great Place to Work Certification in March 2023

●  Maintained strong regulatory and community engagement

●  Drove growth, efficiency and transformation: including the successful completion of a significant money market campaign, improvement of digital banking capabilities, further utilization of Salesforce CRM, and leadership of corporate development activity

W. Jack Plants II

●  Led the creation of a comprehensive 3-year strategic financial plan with the support and execution of Financial Planning & Analysis

●  Oversaw merger of HNP Capital into Courier Capital with goal of optimizing the wealth management approach

●  Aggressively monitored and improved the Bank’s liquidity profile amidst challenging external headwinds

●  Developed and implemented improved processes within accounting and treasury functions

●  Implemented best practices to maintain expense discipline through projects, headcount, and vendor spending

Justin K. Bigham

●  Negotiated and launched enhanced tools within Salesforce to improve marketing and customer outreach efforts

●  Designed and led efforts to grow small business checking, lending, and consumer checking units

●  Improved efficiency of the Residential Mortgage line of business amidst interest rate increases

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EXECUTIVE COMPENSATION

NEO	Individual goal and performance considerations

Sean M. Willett

●  Executed on digital transformation roadmap for Community and Commercial bank, resulting in an overall increase of online users

●  Supported regulatory engagement on BaaS strategy and continued development of relationships with sustainable finance-focused fintechs

●  Improved operational efficiency within indirect line of business and back-office

Kevin B. Quinn

●  Continued to support commercial growth, including within Mid-Atlantic and Central New York regions, where the Company established loan production offices (“LPOs”) in recent years

●  Expanded Business Banking activity resulting in deeper customer relationships and growth within digital banking commercial customers

●  Continued to execute on established roadmap for growth within Treasury Management products and services

●  Further strengthened business development relationships within key markets for growth

Samuel J. Burruano, Jr.

●  Advised on and oversaw further improvements to corporate governance through policy and procedure updates, strengthened governance and risk frameworks relative to BaaS operations

●  Provided legal and governance support on all corporate projects and major growth initiatives, including commercial LPO expansion and the strategic combination of wealth business

●  Provided executive support of Internal Audit Department, to maintain an effective audit function equipped to address expanding internal and external risks

●  Led iterative improvements to ESG Program

Laurie R. Collins

●  Designed and implemented a comprehensive human capital strategy in support of the Company’s growth goals, with a focus on strategically strengthening the talent bench through development and acquisition

●  Introduced functional improvements in the foundational areas of HR including hiring, training, evaluations, compensation, and rewards

●  Launched Five Star University, a learning platform to enable professional development, competency training, and upskilling for a rapidly evolving workforce

●  Led efforts around employee engagement via surveys, communications, and recognition programs

Calculation of EIP Awards

The EIP award pool is the aggregate funding percentage for the performance period as determined by four financial metrics, multiplied by the aggregate sum of the target amount of each EIP participant who was employed on the last day of the performance period or who is entitled to a pro rata award for the performance period, and further multiplied by the individual performance factor.

The MD&C Committee, in consultation with the CEO and the Chief Human Resource Officer (for awards other than their own), determines and approves the amount of each EIP participant’s award, if any, considering the participant’s target amount and the participant’s absolute and relative individual performance against their executive scorecard during the plan year. The aggregate total of all participants’ earned amounts for the plan year may not exceed the actual award pool as determined by four financial metrics and any adjustments to the pool that were approved to reward individual and team performance, unless the MD&C Committee determined otherwise.

In 2023, there were 8 participants in the EIP (our 7 NEOs and 1 other EMC participant). Discretionary adjustments for individual and executive team performance were applied to the financially-driven formulaic payout as shown in the table below.

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EXECUTIVE COMPENSATION

Awards for 2023 Performance

Company performance goal achievement for 2023 was as follows: below Threshold for PPNI, between Target and Maximum for Loan Growth, between Threshold and Target for Core Deposit Growth and above Maximum for Net Charge-offs, yielding a calculated Award Percentage Achievement of 77.3% of the target award.

2023 EIP awards are summarized below:

NEO	Base Salary	Target Award	Award Percentage Achievement (1)	Calculated Award	Individual Performance Adjustment (2)	Total Incentive

Martin K. Birmingham	$717,077	50.0%	77.3%	$277,077	$41,561	$318,638

W. Jack Plants II	$350,700	40.0%	77.3%	$108,408	$21,681	$130,089

Justin K. Bigham	$377,467	0.0%	77.3%	$0	$0	$0

Sean M Willett	$340,127	0.0%	77.3%	$0	$0	$0

Kevin B. Quinn	$309,000	40.0%	77.3%	$95,518	$14,327	$109,845

Samuel J. Burruano Jr.	$288,000	35.0%	77.3%	$77,898	$15,579	$93,477

Laurie R. Collins	$267,000	35.0%	77.3%	$72,218	$10,832	$83,050

(1)	This represents the calculated funding of the award pool based on the performance against the four financial metrics measured in the EIP which resulted in a calculated funding of the pool at 77.3%.

(2)

The individual performance modifier was applied based on individual and team performance of the NEOs and the executive team. Performance was measured against executive scorecards and approved by the company’s MD&C Committee.

Long-Term Equity-Based Incentive Plan

We award long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. We, in consultation with and based on market intelligence provided by our independent compensation consultant, annually review our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

Structure of Awards

●

Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of company stock, but Company stock is not issued at the time of grant. As a result, there are no dividends or dividend equivalents paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights. Upon vesting, RSUs and PSUs are settled in shares of company common stock.

●	2023 RSUs cliff vest subject to continuous employment through the third anniversary of the grant date.

●	2023 PSUs are subject to the following gateway performance requirements:
o

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2023 was 9.76%.)

o	The NEOs must receive a minimum individual performance evaluation rating on their individual executive performance scorecard of satisfactory or better for the performance period.

●	2023 PSUs are earned based on achievement of two performance metrics:

o	50% of PSUs are based on a relative ROAE measure for the 1/1/2023 – 12/31/2025 performance period, compared to the CBNK – NASDAQ Bank Index peer group.
o	50% of the PSUs are based on average absolute ROAA for the 1/1/2023 – 12/31/2025 performance period.

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EXECUTIVE COMPENSATION

o	Performance levels required for vesting of PSU awards are reflected in the following chart:

Performance Measures & Measurement Periods(1)	2023 Performance Goals
	Threshold	Target	Maximum

3-Year Relative ROAE Ranking (2) (01/01/2023 – 12/31/2025)	30th Percentile	50th Percentile	80th Percentile

Return on Average Assets (ROAA) (01/01/2023 – 12/31/2025)	0.995%	1.015%	1.056%

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target, and between Target and Maximum.
(2)	If our absolute ROAE is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

●	For NEOs, the grant date value of the annual 2023 RSUs and PSUs awards is based on a percentage of base salary as shown below.

	2023 Grant Date Value of RSUs and PSUs as a % of Base Salary

Name	Time-Based	Performance-Based PSUs

	RSUs	Threshold	Target	Maximum

Martin K. Birmingham	30.00%	15.00%	30.00%	45.00%

W. Jack Plants II	17.50%	8.75%	17.50%	26.25%

Justin K. Bigham(1)	17.50%	8.75%	17.50%	26.25%

Sean M. Willett(1)	17.50%	8.75%	17.50%	26.25%

Kevin B. Quinn	17.50%	8.75%	17.50%	26.25%

Samuel J. Burruano Jr.	17.50%	8.75%	17.50%	26.25%

Laurie R. Collins	17.50%	8.75%	17.50%	26.25%

(1)	2023 LTIP grants for Messrs. Bigham and Willet will not be earned as they have left employment.

The units awarded for the annual RSU and PSU grants on March 21, 2023 as described above were as follows:

Name	Time-Based RSUs	Performance-Based PSUs (1)
		Threshold	Target	Maximum

Martin K. Birmingham	10,672	5,336	10,672	16,008

W. Jack Plants II	2,898	1,449	2,898	4,347

Justin K. Bigham(2)	3,278	1,639	3,278	4,917

Sean M. Willett(2)	2,954	1,477	2,954	4,431

Kevin B. Quinn	2,684	1,342	2,684	4,026

Samuel J. Burruano Jr.	2,416	1,208	2,416	3,624

Laurie R. Collins	2,254	1,127	2,254	3,381

(1)

Performance for PSUs will be determined after the end of the performance period on 12/31/2025. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

(2)	2023 LTIP grants for Messrs. Bigham and Willet will not be earned as they have left employment.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2023 table on page 56.

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EXECUTIVE COMPENSATION

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FISI stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier 1, which Mr. Birmingham accrued benefits under through January 31, 2023, provided for an age- and service-based traditional pension benefit. The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen as a result of a recent plan amendment. This means Mr. Birmingham does not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Benefits for Mr. Birmingham, accrued on or after February 1, 2023, are now determined using the Tier 2 cash balance formula. Tier 2, which also included Messrs. Plants, Bigham, Willett, Quinn and Burruano and Ms. Collins in 2023, provides a cash balance-type benefit that is valued based on a hypothetical account balance based on pay and interest credits.

Information regarding the pension benefits of our NEOs can be found in the Pension Benefits table on page 57.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability, and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the Company. In 2023, we provided our NEOs (other than our CEO) a $750 monthly vehicle stipend and our CEO a $1,000 monthly vehicle stipend. We have approximately 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them compensation for use of their personal vehicles.

We also reimbursed some NEOs for membership costs for various clubs and organizations. We believe such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each NEO’s vehicle stipend and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

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EXECUTIVE COMPENSATION

COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee of the Board that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from our CEO and other executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our CEO and members of our EMC. The MD&C Committee annual workplan:

Month	Work Plan, Decision and Actions

January – February

● Approve payouts for EIP and LTIP based on prior year Company financial performance and individual performance

● Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives

● Review and approve performance evaluations for EMC members

● Approve annual base pay merit adjustments for the CEO and EMC members

● Approve the plan design, corporate performance objectives and target metrics for coming year executive and senior management compensation programs, which include our EIP and our LTIP performance metrics and awards

● Review the MD&C Committee Charter and recommend any changes to the Board

● Review compensation consultant independence

● Approve the pool of annual shares available for the CEO Equity Award Program

March

● Approve the grant of annual LTIP awards

● Approve the committee charter and the company compensation philosophy and policy

● Review an update on Human Capital (periodic Human Capital Reports include updates on applicable ESG and DEI activities)

● Prepare for the Annual Meeting, review the draft CDA and other applicable sections of the proxy

● Review share ownership guidelines of executives for any recommended updates and executive compliance

● Approve enterprise-wide line of business incentive plans

● Approve annual employee RSU and PSU equity grants and form of awards.

May

● Review Board of Directors’ compensation with support from independent compensation consultant and make recommendations to the Board for approval

● Review organization charts and management reports on succession planning and management development

● Review and approve the Chief Risk Officer’s certification of compensation plans that evaluate risks associated with compensation philosophy and all compensation programs, including our incentive compensation plans

July

● Review succession planning and management development strategy

● Approve social and country club perquisite

● Review year-to-date executive performance

● Review year-to-date usage of the CEO Equity Award program

● Establish peer group for use in the next compensation planning cycle

● Review year-to-date financial performance for EIP and MIP and period-to-date performance for LTIP awards (PSUs)

● Review defined benefit pension plan performance

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EXECUTIVE COMPENSATION

Month	Work Plan, Decision and Actions

October

● Review year-to-date financial performance for EIP and MIP and period-to-date performance for LTIP awards (PSUs)

● Review the employee benefit program for the following year

● Review executives’ peer review compensation analysis and other relevant market information provided by independent compensation consultant

● Review an update on Human Capital

● Review executive compensation consultant update on emerging trends and regulatory and compliance updates

December

● Review year-to-date financial performance and estimated results for EIP and MIP and period-to-date performance for LTIP awards (PSUs)

● Discuss preliminary design and target compensation levels of executive compensation programs for the next year

● Review Equal Employment Opportunity and Affirmative Action Plans

● Begin executive performance evaluations

● Review year-to-date usage of the CEO Equity Award program

● Executive Compensation Consultant Performance Review

The MD&C Committee conducts an annual evaluation of our CEO and delivers the results of that review to our CEO. Additionally, the MD&C receives a report concerning the CEO’s evaluation of the job performance and leadership of the other members of the EMC as well as the CEO’s compensation-related recommendations based on this annual evaluation and other factors noted above. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each member of the EMC.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment, or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2023, our CEO, Chief Legal Officer and Corporate Secretary, Chief Financial Officer, Chief Human Resources Officer, and Director of Total Rewards and Analytics regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee were excused as appropriate during the meeting. The MD&C Committee also has access to independent legal counsel and other professional advisors as needed.

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan provides the organization alternatives in the event of both planned and unplanned succession of the CEO. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant since April 2019.

Pearl Meyer reported directly to the Chair of the MD&C Committee, and regularly attended committee meetings. Pearl Meyer does not have a personal or business relationship with any member of the MD&C Committee. In addition to the services specifically authorized by the MD&C Committee, Pearl Meyer also provided additional services to the Company not exceeding $120,000 in 2023.

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EXECUTIVE COMPENSATION

The MD&C Committee assessed the independence of Pearl Meyer considering SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed Pearl Meyer’s compensation consultant independence letter and concluded that the services provided by Pearl Meyer to the MD&C Committee do not raise any conflict-of-interest issues.

The MD&C Committee currently retains Pearl Meyer to:

●	Provide analysis on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	Provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While Pearl Meyer provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2023, the MD&C Committee requested Pearl Meyer to provide the following assistance:

●	Review and update our peer group based on parameters determined by the MD&C Committee;

●	Review the CD&A for the proxy statement;

●

Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation;

●	Assist in the review and design of annual and long-term incentives;

●	Analyze and present competitive market data on director compensation;

●	Provide a regulatory update report; and

●	Provide a study and benchmark report on Executive and Director Share Ownership requirements.

Assessment of Compensation Risk

We review our incentive compensation arrangements for all employees, including our CEO and other members of the EMC, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us. Each year, our Chief Risk Officer evaluates the design and operation of all incentive compensation plans and delivers an annual certification to the MD&C Committee that the Bank’s incentive compensation plans do not encourage excessive risk taking, are consistent with the safety and soundness of the organization, and materially comply with applicable regulatory requirements.

We have designed our compensation programs to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making;

●	Use a variety of performance measures that ensure a balanced focus on performance;

●	Define maximum potential award levels for performance-based awards;

●	Have a recoupment (“claw back”) policy in place in the event financial results are negatively adjusted after a payment is made; and

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

In 2023, our Chief Risk Officer and the MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

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Peer Group for 2023 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer members of the EMC against a peer group of comparable institutions in our industry whose executives manage similarly sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

The peer group that we used for 2023 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

●	Headquarters in New England, Midwest and Middle Atlantic U.S., excluding major metropolitan areas;

●	Asset size from $3.3 billion to $9.6 billion (which represents approximately 0.5x to 2.0x FISI asset size); and

●	Additional refinement to exclude banks due to merger and acquisition activity or other considerations the MD&C Committee determines relevant.

In determining the peer group, we considered whether the peers identified by proxy advisory firm Institutional Shareholder Services adhered to our criteria and included them if we believed they fit the criteria for our peers.

We considered competitive market data from 2022 from the following peer group when determining 2023 compensation for the members of the EMC:

1st Source Corporation	Independent Bank Corporation

Arrow Financial Corporation	Lakeland Financial Corporation

Bar Harbor Bankshares	Midland States Bancorp, Inc.

Camden National Corporation	Park National Corporation

CNB Financial Corporation	Peoples Bancorp Inc.

Community Trust Bancorp, Inc.	QCR Holding, Inc.

First Commonwealth Financial Corporation	S&T Bancorp, Inc.

First Financial Corporation	Stock Yards Bancorp, Inc.

German American Bancorp, Inc.	Tompkins Financial Corporation

Horizon Bancorp, Inc.	Washington Trust Bancorp, Inc

Peer Group for 2024 Compensation Decisions

We review peer group criteria annually to ensure continued proper market alignment with our executive talent. In July 2023, in consultation with Pearl Meyer, the MD&C Committee reviewed the peer group using similar criteria described above for 2023 compensation decisions in order to establish the 2024 peer group. The MD&C Committee determined that no changes were necessary from the 2023 peer group.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Plants, Bigham, Willett, Quinn and Burruano and Ms. Collins that provide for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates. The executive agreements with Messrs. Bigham and Willett terminated upon their respective terminations of employment with us.

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EXECUTIVE COMPENSATION

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and to be consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months following a change in control (the “Protection Period”), as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause, as defined in the agreements, or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Mr. Birmingham 2.99x; for Messrs. Plants, Bigham, Willett and Burruano 2.00x; and for Mr. Quinn and Ms. Collins 1.25x, the sum of his or her base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham; for and up to 24 months for Messrs. Plants, Bigham, Willett and Burruano, and up to 18 months for Mr. Quinn and Ms. Collins, for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire company stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham; 18 months for Messrs. Plants, Bigham, Willett, and Burruano; and 9 months for Mr. Quinn and Ms. Collins following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Messrs. Bigham and Willett terminated employment in December 2023 and their agreements are no longer applicable.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section starting on page 59.

50	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Separation Agreement

Mr. Bigham and the Bank entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bigham’s employment terminated as of the close of business on December 7, 2023. The Bank made a lump sum cash payment to Mr. Bigham in an amount equal to $250,000. The payment set forth in the Separation Agreement was in exchange for Mr. Bigham executing and not revoking the general release of claims and complying with certain obligations including, but not limited to, standard confidentiality, cooperation, and non-disparagement provisions as well as non-solicitation of Bank employees and customers provisions.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation.

Overall, the MD&C Committee seeks to balance our objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. The MD&C Committee believes that tax deductibility is one of many factors that should be considered in developing an appropriate compensation program for its executive officers, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of RSUs and PSUs.

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EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn Jr., Chair

Dawn H. Burlew

Samuel M. Gullo

52	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2023, 2022 and 2021 for which each officer was a NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin K. Birmingham	2023	713,863	355,591	318,638	61,032	23,760	1,472,884
President and Chief Executive	2022	691,578	373,097	406,046	0	19,956	1,490,677
Officer	2021	656,355	364,277	435,550	21,893	12,294	1,490,369
W. Jack Plants II	2023	331,339	96,561	130,089	17,237	12,809	588,035
EVP, Chief Financial Officer &	2022	298,967	123,505	110,585	0	10,151	543,208
Treasurer	2021	247,289	79,761	131,801	18,768	10,570	488,189
Justin K. Bigham(1)	2023	346,740	109,223	0	19,023	287,818	762,804
EVP, Chief Community Banking	2022	364,046	143,932	132,862	0	15,558	656,398
Officer	2021	348,369	111,864	160,491	16,402	20,267	657,393
Sean M. Willett(1)	2023	338,603	98,427	0	19,712	28,356	485,098
EVP, Chief Administrative	2022	328,033	132,662	119,719	0	43,877	624,291
Officer	2021	289,706	92,558	144,615	15,945	9,478	552,302
Kevin B. Quinn	2023	307,130	89,431	109,845	17,604	20,913	544,923
SVP, Chief Commercial	2022	285,472	119,278	104,186	12,796	20,918	542,650
Banking Officer	2021	255,000	81,416	125,851	15,851	15,352	493,470
Samuel J. Burruano Jr.	2023	276,517	80,501	93,477	20,424	10,290	481,209
EVP, Chief Legal Officer &	2022	259,520	111,060	82,281	94	9,690	462,645
Corporate Secretary	2021	242,437	79,761	98,066	15,639	7,529	443,432
Laurie R. Collins(2)	2023	257,949	75,103	83,050	14,826	9,300	440,228
SVP, Chief Human Resources
Officer

(1)	Mr. Bigham’s employment with the company ended on December 7, 2023 and Mr. Willet’s employment with the company ended on December 28, 2023.

(2)	Pursuant to SEC rules, compensation for prior years is not required to be reported for Ms. Collins.

(3)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2023, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2023, based on the probable outcome of performance measures related to these

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EXECUTIVE COMPENSATION

PSUs at the grant date. The 2023 PSUs include both ROAA and relative ROAE performance measures as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 43. The table below sets forth the grant date fair value for the PSUs granted during 2023:

Executive Name	Probable Outcome of Performance Measures Grant Date Fair Value ($)*	Maximum Outcome of Performance Measures Grant Date Fair Value ($)*

Martin K. Birmingham	177,796	266,693

W. Jack Plants II	48,281	72,421

Justin K. Bigham(6)	54,611	81,917

Sean M. Willett(6)	49,214	73,820

Kevin B. Quinn	44,715	67,073

Samuel J. Burruano Jr.	40,251	60,376

Laurie R. Collins	37,552	56,327

*

Amounts shown represent the grant date fair value of PSUs subject to the ROAA and relative ROAE performance measures (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the three-year performance period beginning in 2023. The grant date fair value of the ROAA- and the relative ROAE-based PSUs awarded on March 21, 2023 was $16.66 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

(4)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The methodology applies the “no negative number” position for reporting the change in pension value.

(5)	Amounts reported in this column for 2023 are itemized in the following table captioned “All Other Compensation.”

(6)	2023 LTIP grants for Messrs. Bigham and Willet will not be earned as they have left employment.

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2023.

Executive Name	Vehicle Stipend ($)(1)	Club Memberships ($)	Group Term Life Insurance ($)(2)	Severance ($)	PTO Payout ($)(3)	Total ($)

Martin K. Birmingham	12,000	10,470	1,290	—	—	23,760

W. Jack Plants II	9,000	3,509	300	—	—	12,809

Justin K. Bigham	9,000	13,636	664	250,000	14,518	287,818

Sean M. Willett	9,000	9,836	690	—	8,830	28,356

Kevin B. Quinn	9,000	10,623	1,290	—	—	20,913

Samuel J. Burruano	9,000	—	1,290	—	—	10,290

Laurie R. Collins	9,000	—	300	—	—	9,300

(1)	Includes a monthly vehicle cash stipend of $1,000 for Mr. Birmingham and $750 for all other NEOs.

(2)	This column discloses the taxable portion of group term life insurance.

(3)	This column discloses represents the cash payout of unused Paid Time Off at the time the executive’s employment ended.

54	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2023 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2023 to each of our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	Grant Date Fair Value of Stock Awards(3) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	EIP(1)		179,269	358,538	537,807
	RSU(4)	3/21/2023							10,672	177,796
	PSU(5)	3/21/2023				2,668	5,336	8,004		88,898
	PSU(6)	3/21/2023				2,668	5,336	8,004		88,898
W. Jack Plants II	EIP(1)		70,140	140,280	210,420
	RSU(4)	3/21/2023							2,898	48,281
	PSU(5)	3/21/2023				725	1,449	2,174		24,140
	PSU(6)	3/21/2023				725	1,449	2,174		24,140
Justin K. Bigham	EIP(1)		75,493	150,987	226,480
	RSU(4,7)	3/21/2023							3,278	54,611
	PSU(5,7)	3/21/2023				820	1,639	2,459		27,306
	PSU(6,7)	3/21/2023				820	1,639	2,459		27,306
Sean M. Willett	EIP(1)		68,025	136,051	204,076
	RSU(4,7)	3/21/2023							2,954	49,214
	PSU(5,7)	3/21/2023				739	1,477	2,216		24,607
	PSU(6,7)	3/21/2023				739	1,477	2,216		24,607
Kevin B. Quinn	EIP(1)		61,800	123,600	185,400
	RSU(4)	3/21/2023							2,684	44,715
	PSU(5)	3/21/2023				671	1,342	2,013		22,358
	PSU(6)	3/21/2023				671	1,342	2,013		22,358
Samuel J. Burruano Jr.	EIP(1)		50,400	100,800	151,200
	RSU(4)	3/21/2023							2,416	40,251
	PSU(5)	3/21/2023				604	1,208	1,812		20,125
	PSU(6)	3/21/2023				604	1,208	1,812		20,125
Laurie R. Collins	EIP(1)		46,725	93,450	140,175
	RSU(4)	3/21/2023							2,254	37,552
	PSU(5)	3/21/2023				564	1,127	1,691		18,776
	PSU(6)	3/21/2023				564	1,127	1,691		18,776

(1)

This represents the annual cash incentive opportunity under our 2023 Executive Incentive Plan at threshold, target or maximum performance. The amount actually paid for 2023 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Executive Incentive Plan” starting on page 39 for additional information about the performance measures applicable to each payment.

(2)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 LTIP at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long- Term Equity-Based Incentive Plan” on page 43.

(3)	See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

(4)

The RSUs are granted annually to the NEOs as a component of their complete compensation package and vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(5)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the relative ROAE performance measure and the recipient’s continued employment with the company.

(6)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

(7)	2023 LTIP grants for Messrs. Bigham and Willet will not be earned as they have left employment.

For additional information regarding our EIP and our LTIP, please see the discussions under “Executive Incentive Plan” on page 39, and “Long-Term Equity-Based Incentive Plan” on page 43 in the Compensation Discussion and Analysis.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	Stock awards
Executive Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(8)

Martin K. Birmingham	23,632(1)	503,362	20,559	437,907

W. Jack Plants II	6,948(2)	147,992	4,986	106,202

Justin K. Bigham	—(3)	—	—	—

Sean M. Willett	—(4)	—	—	—

Kevin B. Quinn	6,692(5)	142,540	4,852	103,348

Samuel J. Burruano	6,254(6)	133,210	4,551	96,936

Laurie R. Collins	7,536(7)	160,517	2,213	47,137

(1)	6,604 shares vest on March 19, 2024, 6,356 shares vest on March 16, 2025, and 10,672 shares vest on March 21, 2026.

(2)	1,446 shares vest on March 19, 2024, 2,604 shares vest on March 16, 2025, and 2,898 shares vest on March 21, 2026.

(3)	All non-vested equity awards were forfeited on the executive’s last day of employment, which was December 7, 2023.

(4)	All non-vested equity awards were forfeited on the executive’s last day of employment, which was December 28, 2023.

(5)	1,476 shares vest on March 19, 2024, 2,532 shares vest on March 16, 2025 and 2,684 shares vest on March 21, 2026.

(6)	1,446 shares vest on March 19, 2024, 2,392 shares vest on March 16, 2025 and 2,416 shares vest on March 21, 2026.

(7)	3,000 shares vest on October 27, 2024, 2,282 shares vest on March 16, 2025 and 2,254 shares vest on March 21, 2026.

(8)	Market values calculated using $21.30 per share, which was the closing market price of our common stock as of December 31, 2023.

(9)

Projected vesting of maximum (150%) for the number of PSUs subject to ROAA performance measure granted on March 19, 2021, maximum (150%) for the number of PSUs subject to relative ROAE performance measure granted on March 19, 2021, below threshold (0%) number of RSUs subject to ROAA performance measure granted on March 16, 2022, between target and maximum (121%) number of RSUs subject to relative ROAE performance measure granted on March 16, 2022, below threshold (0%) number of RSUs subject to ROAA performance measure granted on March 21, 2023, between target and maximum (128%) number of RSUs subject to relative ROAE performance measure granted on March 21, 2023.

56	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

RESTRICTED STOCK VESTED IN 2023

The following table provides information about restricted stock held by our NEOs that vested in 2023.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Martin K. Birmingham	14,178	348,397

W. Jack Plants II	985	24,339

Justin K. Bigham	4,565	112,801

Sean M. Willett	3,562	88,017

Kevin B. Quinn	1,500	23,325

Samuel J. Burruano Jr.	2,726	67,359

Laurie R. Collins	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit, years of credited service and the amount of any pension payments made in 2023 for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”).

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)

Martin K. Birmingham	New York Bankers Retirement Plan	17.75	569,761

W. Jack Plants II	New York Bankers Retirement Plan	4.00	52,267

Justin K. Bigham	New York Bankers Retirement Plan	5.00	72,237

Sean M. Willett	New York Bankers Retirement Plan	6.00	81,940

Kevin B. Quinn	New York Bankers Retirement Plan	3.00	46,251

Samuel J. Burruano Jr	New York Bankers Retirement Plan	7.00	93,618

Laurie R. Collins	New York Bankers Retirement Plan	2.00	26,017

(1)

The Present Value of Accumulated Benefit was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 20 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

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EXECUTIVE COMPENSATION

Benefits for Tier 1 participants under the defined benefit pension plan for employees with a Date of Participation prior to January 1, 2016 (Mr. Birmingham) are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Tier 1 Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

◾	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

◾

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

◾	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen in relation to a recent plan amendment. This means Tier 1 participants will not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Future Accrued Benefits for prior Tier 1 participants, accrued on or after February 1, 2023, shall now be determined using the Tier 2 cash balance formula.

Tier 2 Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

A plan amendment was approved by the Board of Directors with an effective date of October 1, 2023. The provisions of this amendment aligned the administration and payment options of the plan between Tier 1 and Tier 2. In addition, the amendment now allows for a terminated-vested participant with an accrued benefit over $75,000 to receive a lump sum payment (this was previously prohibited for balances greater than $75,000),

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Birmingham, Plants, Bigham, Willett and Burruano are eligible for retirement.

58	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 49, we have entered into executive agreements, which include change of control provisions, with Messrs. Birmingham, Plants, Bigham, Willett, Quinn, and Burruano and Ms. Collins. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason, in either case, in connection with the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than FII or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 6 months prior to or 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period

Martin K. Birmingham	2.99	36 months

W. Jack Plants II	2.00	24 months

Kevin B. Quinn	1.25	18 months

Samuel J. Burruano Jr.	2.00	24 months

Laurie R. Collins	1.25	18 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before

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EXECUTIVE COMPENSATION

the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2023 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 LTIP. Under the Financial Institutions, Inc. 2015 LTIP, upon death or disability of a participant, the following will occur: (1) full vesting of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2023.

Executive Name	Benefit	Termination Without Cause or For Good Reason Following a Change in Control(2) ($)	Death or Disability ($)

Martin K. Birmingham	Pay continuation	3,329,236	—
	Equity award vesting(1)	1,006,723	1,006,723
	Health benefits continuation	58,694	—
	Total	4,394,653	1,006,723

W. Jack Plants II	Pay continuation	895,268	—
	Equity award vesting(1)	274,685	274,685
	Health benefits continuation	39,129	—
	Total	1,209,082	274,685

Kevin B. Quinn	Pay continuation	530,023	—
	Equity award vesting(1)	263,779	263,779
	Health benefits continuation	24,980	—
	Total	818,783	263,779

Samuel J. Burruano Jr.	Pay continuation	783,315	—
	Equity award vesting(1)	245,120	245,120
	Health benefits continuation	0	—
	Total	1,028,435	245,120

Laurie R. Collins	Pay continuation	428,373	—
	Equity award vesting(1)	235,834	235,834
	Health benefits continuation	24,980	—
	Total	689,187	235,834

(1)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $21.30 which was the closing price for a share of our common stock as of December 31, 2023.

(2)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

60	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Mr. Bigham and the Bank entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bigham’s employment terminated as of the close of business on December 7, 2023. The Bank made a lump sum cash payment to Mr. Bigham in an amount equal to $250,000, less required withholdings on January 12, 2024. The payment set forth in the Separation Agreement was in exchange for Mr. Bigham executing and not revoking the general release of claims and complying with certain obligations including, but not limited to, standard confidentiality, cooperation, and non-disparagement provisions as well as non-solicitation of Bank employees and customers provisions.

Mr. Willett did not receive any severance or additional payments in connection with his resignation as of December 28, 2023.

2024 Proxy Statement	61

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Burlew and Messrs. Dorn and Gullo served on the MD&C Committee in 2023, with Mr. Dorn serving as Chair. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the Company. None of the members of the MD&C Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee.

For 2023:

●	The annual total compensation of our median employee was $50,040.

●	The annual total compensation of Mr. Birmingham, as reported on page 53 in the Summary Compensation Table, was $1,472,884.

●	Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 29 to 1.

Our median employee for 2023 was identified among all employees (other than Mr. Birmingham) as of December 31, 2023 based on annualized Medicare wages as reported in Box 5 of each employee’s 2023 W-2. Once we identified our median employee, we determined the median employee’s annual total compensation using a methodology consistent with that used for the Summary Compensation Table. We did not make any assumptions, adjustments or estimates with respect to annual total compensation.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

62	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance of the Company. The MD&C Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” starting on page 30.
The following table provides information regarding compensation paid to our principal executive officer (“PEO”) and other NEOs along with our Total Shareholder Return (“TSR”), the TSR of the S&P U.S. SmallCap Banks Index (“Peer Group”), our net income, and the Company’s PPNI, which is the most important financial performance measure used by the Company to link compensation paid to the NEOs, for 2023, to Company performance.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income ($’000)	Company- Selected Measure (PPNI (5) ) ($’000)
2023	$1,472,884	$1,300,579	$550,383	$409,868	$104.38	$140.55	$50,264	$60,440
2022	$1,490,677	$1,352,023	$591,637	$546,792	$111.94	$139.85	$56,573	$66,474
2021	$1,490,370	$1,928,396	$526,957	$602,225	$139.92	$158.62	$77,697	$71,497
2020	$1,459,283	$1,153,554	$528,013	$414,981	$95.59	$113.94	$38,332	$58,551

(1)	Martin K. Birmingham, President and Chief Executive Officer, was the PEO for each of the years presented in the table.

2024 Proxy Statement	63

EXECUTIVE COMPENSATION

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the change in fair value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and the pension value attributable to the applicable years’ service and any change in pension value attributable to plan amendments made in the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Birmingham’s total compensation to determine the compensation actually paid:

	Martin Birmingham

	2023	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$1,472,884	$1,490,677	$1,490,370	$1,459,283
Minus pension values reported in SCT	$61,032	$—	$21,893	$157,872
Minus fair value of equity awards granted during fiscal year	$355,591	$373,097	$364,277	$320,720
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$11,877	$45,610	$49,376	$41,473
Plus air value of equity compensation granted in current year—value at end of year-end	$372,537	$309,664	$420,015	$283,680
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$3,021	$3,088	$(3,365)	$(8,031)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(143,117)	$(123,919)	$358,170	$(144,259)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—
Compensation Actually Paid	$1,300,579	$1,352,023	$1,928,396	$1,153,554

64	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(3)
In 2023, the
non-PEO
NEOs include W. Jack Plants II, EVP, Chief Financial Officer and Treasurer, Justin W. Bigham, EVP, Chief Community Banking Officer, Sean M. Willett, EVP, Chief Administrative Officer, Kevin B. Quinn, SVP Chief Commercial Banking Officer, Samuel J. Burruano Jr., EVP Chief Legal Officer and Corporate Secretary, and Laurie R. Collins, SVP and Chief Human Resources Officer; in 2022, the
non-PEO
NEOs include W. Jack Plants II, EVP, Chief Financial Officer and Treasurer, Justin W. Bigham, EVP, Chief Community Banking Officer, Sean M. Willett, EVP, Chief Administrative Officer, and Kevin B. Quinn, SVP, Chief Commercial Banking Officer; in 2021, the
non-PEO
NEOs include W. Jack Plants II, SVP, Chief Financial Officer and Treasurer, Justin W. Bigham, EVP, Chief Community Banking Officer, Sean M. Willett, EVP, Chief Administrative Officer, and Samuel J. Burruano, EVP, Chief Legal Officer and Corporate Secretary; and in 2020, the Non PEO NEOs include Justin W. Bigham, EVP, Chief Financial Officer, Joseph L. Dugan, Former SVP, Chief Experience and Go To Market Officer, Sean M. Willett, SVP, Chief Administrative Officer, Craig Burton, SVP, Commercial Real Estate Executive, and William L. Kreienberg, Former EVP, Chief Banking and Revenue Officer. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid:

	Average NEOS

	2023	2022	2021	2020
Total Compensation as reported in SCT	$550,383	$591,637	$526,957	$528,013
Minus pension values reported in SCT	$18,138	$3,199	$16,521	$16,217
Minus fair value of equity awards granted during fiscal year	$91,541	$129,844	$89,072	$90,587
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$10,159	$12,316	$10,967	$10,811
Plus fair value of equity compensation granted in current year—value at end of year-end	$59,640	$107,769	$102,701	$55,620
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(1,512)	$(2,535)	$4,978	$(3,048)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(23,250)	$(29,352)	$62,215	$(26,039)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$(75,873)	$—	$—	$(43,572)
Compensation Actually Paid	$409,868	$546,792	$602,225	$414,981

(4)
TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019 and calculated on December 31 of each 2023, 2022, 2021 and 2020, respectively. The TSR peer group consists of the S&P U.S. SmallCap Banks, which is the same peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023.

(5)	PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2024 Proxy Statement	65

EXECUTIVE COMPENSATION

RELATIONSHIP DISCLOSURE
The following charts show, for the past three years, the relationship of the Company’s TSR relative to its
peers as well as the relationship between the PEO and
non-PEO
“compensation actually paid” and (i) the Company’s TSR and the Peer Group’s TSR; (ii) the Company’s net income; and (iii) the Company’s PPNI:

(i)	Compensation Actually Paid vs. TSR

(ii)	Compensation Actually Paid vs Net Income

66	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(iii)	Compensation Actually Paid vs PPNI (Company-Selected Measure)

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.
PERFORMANCE MEASURES
The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:

Most Important Financial Performance Measures
PPNI
Total Loan Growth
Core Deposit Growth
Net Charge-Off Ratio
Return on Average Equity
Return on Average Assets

2024 Proxy Statement	67

PROPOSAL 3. ADVISORY

PROPOSAL 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by federal securities laws, the Board of Directors is providing our shareholders with an opportunity to vote on the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, every two years or every three years.

The Board of Directors presented a substantially similar vote on the frequency of the Say-on-Pay vote to our shareholders at the 2018 annual meeting of shareholders, at which time approximately 89% of the votes cast were in favor of the “EVERY YEAR” alternative. Based on those results, we have included a Say-on-Pay proposal in our proxy statement each year, and the Board continues to believe that this practice will allow the Board to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, the Board believes an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the MD&C Committee with frequent input from shareholders on our compensation programs for our named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its shareholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.

Although this advisory vote on the frequency of the Say-on-Pay vote is non-binding, the Board and our MD&C Committee will review and consider the outcome of this advisory vote when determining how often to present the advisory vote on compensation of our named executive officers to shareholders.

The Board of Directors unanimously recommends that shareholders approve the option of “every year” as the frequency for future Say on Pay resolutions and, accordingly, recommends that you vote “EVERY YEAR” on this proposal.

68	Financial Institutions, Inc.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the Company and its subsidiaries for 2023 and has been selected to do so for 2024. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2023 and 2022, and fees billed for other services rendered by RSM.

	2023	2022

Audit Fees(1)	$596,000	$532,226

Audit Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total fees	$596,000	$532,226

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2023 and 2022.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2023 and 2022.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2023 and 2022.

The Audit Committee pre-approves all permissible services to be performed by our independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2024.

2024 Proxy Statement	69

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2023. At various times during the 2023 fiscal year, the Audit Committee met with our independent accountants RSM and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2023, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and RSM and reviewed and discussed our December 31, 2023 audited consolidated financial statements. The Audit Committee also discussed with RSM matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from RSM required by the applicable sections of the PCAOB regarding our independent accountants’ communications with the Audit Committee, concerning independence, discussed with RSM its independence from management and the Company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and RSM and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Samuel M. Gullo

Bruce W. Harting

Mark A. Zupan, PhD

70	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the Company and the Bank as of April 10, 2024, are identified below. As previously disclosed, the Company’s prior Controller and Principal Accounting Officer, Sonia M. Dumbleton, retired March 22, 2024, after 40 years of service to the Company. The responsibilities of the Controller function were transitioned to Sandra L. Byers over a six-month period prior to Ms. Dumbleton’s retirement and Ms. Byers’ subsequent appointment as Controller of the Bank and designation as the Company’s Principal Accounting Officer. Biographical information, including offices and periods served as an Executive Officer of the Company or the Bank, is also provided. Ages shown are as of April 10, 2024.

Name	Age	Office & Position(s)

Martin K. Birmingham(1)	57	President and Chief Executive Officer

W. Jack Plants II(1)	40	Executive Vice President, Chief Financial Officer and Treasurer

Samuel J. Burruano Jr.(1)	55	Executive Vice President, Chief Legal Officer and Corporate Secretary

Laurie R. Collins(1)	40	Senior Vice President, Chief Human Resources Officer

Blake G. Jones(1)	42	Senior Vice President, Chief Marketing Officer

Gary A. Pacos(1)	57	Senior Vice President, Chief Risk Officer

Kevin B. Quinn(1)	60	Senior Vice President, Chief Commercial Banking Officer

Reid A. Whiting(1)	40	Senior Vice President, Chief Banking Officer

Sandra L. Byers	56	Senior Vice President, Principal Accounting Officer and Controller

(1)	Member of the Executive Management Committee as of April 10, 2024

Martin K. Birmingham has served as President and Chief Executive Officer of FII and the Bank and served on the Company’s Board of Directors since 2013. He joined Five Star in 2005 as President and CEO of National Bank of Geneva and, upon its consolidation with three other subsidiary banks in December of 2005 to form Five Star Bank, served as Commercial Banking Executive and Rochester Region President. He started his banking career in 1989 with Fleet Financial Group, where he held several progressive corporate banking roles until it was acquired by Bank of America and he was named President of the Rochester Market.

W. Jack Plants II was named Chief Financial Officer and Treasurer of FII and the Bank in February 2021 and was promoted to Executive Vice President in December 2022. He joined the Bank in December 2019 as Senior Vice President, Corporate Treasurer. Previously, he served as Senior Vice President and Treasurer of United Bank where he progressed from Treasury Manager to Treasurer during his seven-year tenure. Prior to his tenure at United Bank, Mr. Plants served in various treasury and credit roles at GE Capital, GE Commercial Finance and Five Star Bank.

Samuel J. Burruano Jr. was named Executive Vice President, Chief Legal Officer and Corporate Secretary of FII and the Bank in February 2021. Between December 2019 and February 2021, he served as Senior Vice President, General Counsel and Corporate Secretary. Mr. Burruano joined the Bank in 2016 as Assistant General Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in 2018. Previously, he held various positions in the Legal Department at First Niagara Bank, NA beginning in 2011, including Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP from 1993 to 2011, where he ascended from associate counsel to partner and his practice included providing legal advice to financial services industry clients.

2024 Proxy Statement	71

OUR EXECUTIVE OFFICERS

Laurie R. Collins was named Senior Vice President, Chief Human Resources Officer of the Bank in August 2021. Prior to joining the Bank, she worked for Columbus McKinnon Corporation. She served as the publicly traded manufacturing company’s Global Director of Total Rewards, Culture, and HR Technology from November 2019 through July 2021 and as Global Director of Corporate Human Resources and Talent from May 2017 through November 2019. Prior to her tenure at Columbus McKinnon Corporation, Ms. Collins served for 11 years in roles of increasing responsibility in the human resources department at PepsiCo, Inc.

Blake G. Jones was named Senior Vice President, Chief Marketing Officer of the Bank in July 2023. She joined the Company from Arrow Financial Corporation, where she served in roles of steadily increasing responsibility during her 11-year tenure, most recently serving as Senior Vice President, Marketing Director. Earlier in her career, Ms. Jones was a journalist and editor with news publications in New York, Hawaii and California.

Gary A. Pacos was named Senior Vice President, Chief Risk Officer of the Bank in February 2023. Prior to that, he had served as Chief Compliance Officer of Bank OZK since 2020. Previously, he served as Senior Vice President, Compliance Executive for Fair & Responsible Banking, Risk Evaluation & Assurance, overseeing Fair Lending and Compliance testing at KeyBank from 2016 to 2020, and as Chief Compliance Officer and Senior Vice President, Director of Corporate Compliance and Ethics at First Niagara Bank, NA from 2010 to 2016. From 2006 to 2010, Mr. Pacos served as Vice President, Deputy Chief Compliance Officer, Compliance Testing Manager at M&T Bank. He began his banking career at HSBC Bank USA, NA, serving in various Compliance, Consumer Credit, Audit and Operations roles. Mr. Pacos also served our country in the United States Army as a Senior Army Aviator, rising to the rank of Major and serving in the New York Army National Guard until his retirement in 2008.

Kevin B. Quinn was named Senior Vice President, Chief Commercial Banking Officer of the Bank in February 2021. He joined the Bank in August 2020 as Senior Vice President, Commercial Banking Executive. From 2005 to late 2019, he served in leadership roles with HSBC Bank USA, NA, most recently as Managing Director and Regional Head of Corporate Banking. He began his career as an attorney with Jones Day in Cleveland, Ohio and subsequently spent 10 years in commercial banking at M&T Bank.

Reid A. Whiting was named Senior Vice President and Chief Banking Officer of the Bank in December 2023. He had previously served as Senior Vice President, Director of Indirect and Fintech Lending Solutions since joining the Bank in September 2022. Previously, he worked at Morgan Stanley, beginning in 2006, in various roles of increasing responsibility across Treasury Liquidity Planning, Regulatory Affairs and Compliance, most recently serving as Treasurer for Morgan Stanley’s US institutional broker dealer and global head of the recovery and resolution planning program.

Sandra L. Byers was named Senior Vice President and Controller of FII and the Bank in March 2024, at which time she was also designated Principal Accounting Officer of FII. She joined the Bank in 2021 as Assistant Controller and was named Deputy Controller in October 2023. Prior to that, she held various finance and accounting consulting positions from 2019 to 2021. From 2016 to 2019, she served as Finance and Treasury Manager with global manufacturer Hardinge, Inc. Ms. Byers also spent 12 years of her career in the banking industry, holding various Accounting, SEC Reporting and Internal Audit positions with First Niagara Financial Group, HSBC Bank USA, Inc. and M&T Bank Corporation.

72	Financial Institutions, Inc.

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 10, 2024, the beneficial ownership of shares of FII common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 10, 2024.

Name	Title of class	Number of shares beneficially owned	Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 10, 2024	Percent of class outstanding(1)

Directors(2):

Martin K. Birmingham	Common	143,840	—	*

Donald K. Boswell	Common	11,786	—	*

Dawn H. Burlew	Common	14,920	—	*

Andrew W. Dorn Jr.	Common	34,422	—	*

Robert M. Glaser	Common	38,284	—	*

Samuel M. Gullo	Common	34,839	—	*

Bruce W. Harting	Common	2,777	—	*

Susan R. Holliday	Common	36,034	—	*

Robert N. Latella	Common	29,497	—	*

Mauricio F. Riveros	Common	4,701	—	*

Kim E. VanGelder	Common	25,112	—	*

Mark A. Zupan, PhD	Common	7,024	—	*

Named executive officers who are not Directors(2):

W. Jack Plants II	Common	7,506	—	*

Kevin B. Quinn	Common	3,305	—	*

Samuel J. Burruano Jr	Common	10,206	—	*

Laurie R. Collins	Common	1,457	—	*

All current directors and executive officers as a group (20 persons)	Common	413,761	—	2.68%

*	Denotes less than 1%

(1)

As reported by such persons as of April 10, 2024 with percentages based on 15,446,949 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,486 shares of Series B-1 Preferred Stock, respectively, outstanding on April 10, 2024, including shares the individual or group has a right to acquire within 60 days of April 10, 2024 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

(2)	Each person has sole investment and voting power with respect to the stock beneficially owned by such person.

2024 Proxy Statement	73

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 10, 2024.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock(1)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,027,186	(2)	6.65%

BlackRock, Inc. 50 Hudson Yards New York, New York 10001	1,379,376	(3)	8.93%

(1)	Based on 15,446,949 shares of Common Stock outstanding as of April 10, 2024.

(2)

Based on information set forth in Amendment number 8 to Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,007,452 shares; and sole dispositive power, 1,027,186 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 14 to Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,343,816 shares; and sole dispositive power, 1,379,376 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; and BlackRock Investment Management, LLC.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were timely met during the fiscal year ended December 31, 2023, except that, due to an administrative issue with the Company’s stock award platform, a Form 4 for each of Messrs. Bigham, Birmingham, Burruano, Plants and Willett was filed one day late on March 2, 2023 to report (i) the vesting of restricted stock units and (ii) shares forfeited for the payment of taxes upon vesting, and a Form 4 for Mr. Boswell was filed two days late on May 24, 2023 to report (i) the purchase of stock.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2025 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 13, 2024. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

74	Financial Institutions, Inc.

STOCK INFORMATION

For a shareholder to bring business before the Annual Meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the annual meeting. However, if the 2025 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2025 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2025 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2025 annual meeting of shareholders.

2024 Proxy Statement	75

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time, Location and How to Participate

Financial Institutions, Inc.’s annual meeting of shareholders will be held via virtual meeting at 10:00 a.m. (Eastern) on June 5, 2024.

To attend, vote and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/FISI2024 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call 1-844-986-0822 (toll free) or 303-562-9301 (international) for assistance.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 10, 2024. On that date, there were 15,446,949 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 12, 2024, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the Company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 10, 2024 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the four nominees for election who receive the highest number of “for” votes will be elected as directors;

●

Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal;

●

Proposal 3 – The advisory vote on the frequency of future advisory votes on the compensation of our named executive officers will be determined by majority vote of the frequency alternatives (one year, two years or three years); and

●

Proposal 4 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2024 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

76	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s Governance Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 1, 2, 3 or 4.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1, 2 or 3. There will be no broker non-votes on Proposal 4.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the physical meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

2024 Proxy Statement	77

INFORMATION ABOUT THE MEETING

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the Company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the Company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $8,000, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers.

Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2024.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxydocs.com/FISI and on our website www.FISI-investors.com.

78	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

Annual Report on Form 10-K

Shareholders may receive a copy of our Annual Report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.FISI-investors.com by clicking on “Financials” at the top of the page, then on SEC Filings.

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2023, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $774,600, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with Axis Insurance Company, AIG Specialty Insurance Company, CNA Continental Casualty Company, Travelers Casualty and Surety Company of America and XL Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

2024 Proxy Statement	79

APPENDIX A

APPENDIX A

FINANCIAL INSTITUTIONS, INC.

Reconciliations of GAAP to Non-GAAP Financial Measures

$ in thousands

	Year Ended December 31
	2023	2022	2021	2020

Pre-Provision Net Income (PPNI)

Net income	$50,264	$56,573	$77,697	$38,332

Add: Provision (benefit) for credit losses	13,681	13,311	(8,336)	27,184

Less: Tax adjustment for provision (benefit) for credit losses	3,505	3,410	(2,136)	6,965

Pre-provision net income	$60,440	$66,474	$71,497	$58,551

	December 31
	2023	2022

Total adjusted loans:
Total loans	$4,462,139	$4,050,449
Add: Loans held for sale	1,370	550
Less: Total PPP loans	919	1,161

Total adjusted loans	$4,462,590	$4,049,838

2024 Proxy Statement	A-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000639730_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dawn H. Burlew 02 Robert N. Latella 03 Mauricio F. Riveros 04 Mark A. Zupan FINANCIAL INSTITUTIONS, INC. 220 LIBERTY STREET WARSAW, NY 14569 ATTN: Samuel J. Burruano, Jr. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2024 for shares held directly and by 11:59 P.M. ET on 06/02/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2024 for shares held directly and by 11:59 P.M. ET on 06/02/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000639730_2 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com /FISI FINANCIAL INSTITUTIONS, INC. Annual Meeting of Shareholders June 5, 2024 10:00 a.m. (Eastern) This proxy is solicited by the Board of Directors. The shareholder(s) hereby appoint(s) W. Jack Plants II and Samuel J. Burruano Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Eastern) on 6/5/2024 by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side